UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QEP RESOURCES, INC.

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QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

March 31, 2017

To Our Shareholders:

The 2017 Annual Meeting of Shareholders of QEP Resources, Inc. (Annual Meeting) will be held on May 16, 2017, at 8:00 a.m. (Mountain Daylight Time), at the Company’s offices, 1050 17th Street, Second Floor, Denver, Colorado 80265.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and provide information concerning the matters to be considered at the Annual Meeting.

Your vote is important. You may attend and vote at the Annual Meeting. However, I urge you to vote whether or not you plan to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions in the Notice of Internet Availability of Proxy Materials, or if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.

All of the public documents, including our 2016 Annual Report on Form 10-K, are available in the Investor Relations section of our website at www.qepres.com. The Annual Report does not form any part of the material for solicitation of proxies. I also encourage you to visit our website during the year for more information about QEP.

I hope you will attend the Annual Meeting; I welcome the opportunity to meet with you. On behalf of the Board of Directors and management, I would like to express our appreciation for your continued support.

Sincerely,

Charles B. Stanley
Chairman of the Board, President
and Chief Executive Officer

QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 16, 2017

To the Shareholders of QEP Resources, Inc.:

The Annual Meeting of Shareholders of QEP Resources, Inc., a Delaware corporation (the Company), will be held on May 16, 2017, at 8:00 a.m. (Mountain Daylight Time), at the Company’s offices at 1050 17th Street, Second Floor, Denver, Colorado 80265. The purpose of the meeting is to:

1.	Elect three directors to serve three-year terms until the 2020 Annual Meeting of Shareholders, and until their successors are duly elected and qualified;

2.	Approve, by non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	Vote, on a non-binding advisory basis, as to the frequency of future advisory votes on executive compensation;

4.	Reapprove the material terms of the QEP Resources, Inc. Cash Incentive Plan;

5.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor;

6.	Vote on a Company proposal to amend the Company’s Certificate of Incorporation and Bylaws to eliminate supermajority vote requirements; and

7.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of common stock at the close of business on March 20, 2017, the record date, may vote at the Annual Meeting or any adjournment or postponement thereof. You may revoke your proxy at any time before it is voted. If you have shares registered in the name of a broker, bank or other nominee and plan to attend the meeting, please obtain a letter, account statement or other evidence of your beneficial ownership of shares to facilitate your admittance to the meeting. If you plan to vote at the meeting, you will need to present a valid proxy from the nominee that holds your shares. This proxy statement is being provided to shareholders on or about March 31, 2017.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet as well as by telephone or by mailing a proxy card. Voting via the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions you received regarding each of these voting options. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help reduce the Company’s cost of postage and proxy tabulations.

By Order of the
Board of Directors

Christopher K. Woosley
Corporate Secretary
Denver, Colorado
March 31, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 16, 2017. The proxy statement and annual report are available online at www.proxyvote.com.

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QEP RESOURCES, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 16, 2017

GENERAL INFORMATION

The Board of Directors (Board) of QEP Resources, Inc. (Company or QEP) is soliciting proxies for use at the Annual Meeting of Shareholders (Annual Meeting) to be held on May 16, 2017, beginning at 8:00 a.m. Mountain Daylight Time, at the Company's offices, 1050 17th Street, Second Floor, Denver, Colorado 80265, and any postponement or adjournment thereof. This proxy statement and the accompanying notice of annual meeting include information related to the Annual Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about March 31, 2017. The following information will help you to understand the voting process.

Proxy Materials
In accordance with rules promulgated by the Securities and Exchange Commission (SEC), we may furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing a printed copy of those materials to shareholders. Most shareholders have received a Notice of Internet Availability of Proxy Materials (the Notice), which provides instructions for accessing our proxy materials on a website or for requesting copies of the proxy materials by mail or email. If you would like to receive an email or paper copy of the proxy materials for the Annual Meeting and for future meetings, you should follow the instructions for requesting such materials included in the Notice.

Entitlement to Vote
Shareholders who owned shares as of the close of business on March 20, 2017, the record date, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of QEP common stock held on that date.

Voting Items
This year, Robert F. Heinemann, Michael J. Minarovic and David A. Trice will run for election to three-year terms. You will also vote on compensation of the Company’s named executive officers (on an advisory basis), the frequency of future advisory votes on executive compensation (on an advisory basis), the reapproval of the material terms of the Cash Incentive Plan, the ratification of the appointment of PricewaterhouseCoopers (PwC) as the Company’s independent registered public accounting firm and a Company proposal to eliminate supermajority vote requirements.

Board Voting Recommendations
The Board recommends that shareholders vote as follows on the proposals:

1.	FOR the approval of the nominees for director named in this proxy statement;

2.	FOR the approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers;

3.	FOR the approval, by non-binding advisory vote, of an annual advisory vote on executive compensation;

4.	FOR the reapproval of the material terms of the Cash Incentive Plan;

5.	FOR the ratification of PwC as the Company’s independent registered public accounting firm; and

6.	FOR the approval of the Company proposal to amend the Company’s Certificate of Incorporation to and Bylaws to eliminate supermajority vote requirements.

Voting Instructions
You may vote via the Internet. You may vote by proxy over the Internet by following the instructions provided in the Notice or on the proxy card.

You may vote via telephone. You may vote by proxy over the telephone by following the instructions provided on the proxy card.

You may vote by mail. If you received a printed set of the proxy materials, you may vote by completing and returning the separate proxy card in the prepaid, addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person by ballot at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.

Shares Held by a Broker, Bank or Other Nominee
If your shares are held by a broker, bank or other nominee (i.e., in street name), please refer to the instructions provided by that broker, bank or nominee regarding how to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the nominee that holds your shares. New York Stock Exchange (NYSE) rules determine whether proposals presented at shareholder meetings are routine or not. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote because the proposal is not routine and the owner does not provide instructions. Pursuant to NYSE rules, if you are the street name holder and you do not provide instructions to your broker on Item No. 5, your broker may vote your shares at its discretion on this matter. If you are the street name holder and do not provide instructions to your broker on the remaining items, your broker may not vote your shares on these matters.

Shares Held in the QEP Resources, Inc. Employee Investment Plan
If you are a participant in the QEP Resources, Inc. Employee Investment Plan (the 401(k) Plan), the enclosed proxy card may also be used to direct Fidelity Management Trust Company (Fidelity), the trustee of the 401(k) Plan, on how you wish to vote the Company’s shares that are credited to your account under the 401(k) Plan. If you do not provide your voting instructions to Fidelity by 11:59 p.m. Eastern Daylight Time on May 15, 2017, Fidelity will not vote the Company shares credited to your 401(k) Plan account.

Proxy Solicitation
The Company is soliciting your proxy and paying for the solicitation of proxies, and will reimburse banks, brokers and other nominees for reasonable charges to forward materials to beneficial holders. The Company has hired Georgeson LLC (Georgeson) to assist in the distribution of proxy materials and the solicitation of votes. The Company will pay Georgeson a base fee of $18,500, plus customary costs and expenses, for these services and has agreed to indemnify Georgeson against certain liabilities in connection with its engagement.

Quorum Requirements
On March 20, 2017, the record date, the Company had 240,522,926 shares of common stock issued and outstanding. A majority of the issued and outstanding shares, or 120,261,464 shares, constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present.

Voting Standards
Election of Directors. Election of the director nominees named in Item No. 1 requires that each director be elected by a majority of the votes cast, meaning that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. The Company has adopted a director resignation policy whereby any director who fails to receive a majority of the votes cast during an uncontested election must submit his or her resignation to the Board. For purposes of determining the vote outcome for each nominee, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this vote. Shareholders may not cumulate votes in the election of directors.

Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s Named Executive Officers. The vote to approve, on an advisory basis, the Company’s executive compensation in Item No. 2 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. For purposes of determining the vote outcome of Item No. 2, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of Item No. 2. Although non-binding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Approval, by Non-Binding Advisory Vote, of the Frequency of Advisory Votes on the Compensation of the Company's Named Executive Officers. The vote, on an advisory basis, regarding the frequency of advisory votes on the Company’s executive compensation in Item No. 3 will be determined based on the option (annual, biannual or triennial) that receives the most affirmative votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of Item No. 3. Although non-binding, our Board and Compensation Committee will review and consider the voting results when deciding the frequency of future advisory votes on our executive compensation program.

Reapproval of Material Terms of Cash Incentive Plan. Reapproval of the material terms of the Cash Incentive Plan under Delaware law requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. For purposes of satisfying the shareholder approval requirement under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), the proposal is approved if a majority of the votes cast on the issue are cast in favor of approval. For purposes of determining whether the proposal has received a majority vote under Delaware law and under Section 162(m) of the Code, abstentions will be included in the vote totals, therefore, an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals, and, therefore, will have no effect on the outcome of Item 4.

Ratification of the Company’s Independent Auditor. Ratification of the selection of PwC as the Company’s independent auditor for fiscal year 2017 in Item No. 5 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. If this selection is not ratified by shareholders, the Audit Committee may reconsider its decision to engage PwC. For purposes of determining the vote outcome of Item No. 5, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote.

Company Proposal to Amend the Company’s Certificate of Incorporation and Bylaws to Eliminate Supermajority Vote Requirements. Pursuant to Article X of the Company’s Certificate of Incorporation, effective May 17, 2010 (Certificate of Incorporation), approval of the elimination of supermajority vote requirements in Item No. 6 requires the affirmative vote of holders of 80% of the outstanding voting power entitled to vote generally in the election of directors. For purposes of determining the vote outcome of Item No. 6, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of Item No. 6.

Other than the items of business described in this proxy statement, we do not expect any other matter to come before the Annual Meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the named proxies authority to vote your shares at their discretion. If you submit a signed proxy card that does not include voting instructions, the proxy card will be voted "For" the election of all nominees under Item No. 1, for "1 Year" on Item No. 3, and "For" all other proposals, unless the shares are represented by the proxy card are held in the 401(k) Plan (as the trustee for the 401(k) Plan will not vote shares for which no direction is given).

The Annual Meeting
Any shareholder of record as of March 20, 2017, may attend the Annual Meeting. If you own shares through a broker, bank or other nominee and you wish to attend the meeting, please obtain a letter, account statement or other evidence of your ownership of shares as of such date and bring it with you so that you may attend the meeting.

Revoking a Proxy
You may revoke your proxy by submitting a new proxy with a later date, including a proxy submitted via the Internet or telephone, or by notifying the Corporate Secretary before the meeting by mail at the address shown on the notice of annual meeting of shareholders. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

ITEM NO. 1 – ELECTION OF DIRECTORS

Board Size and Elections
Our directors possess considerable experience and unique knowledge of the Company’s challenges and opportunities. We seek a balance of director skill sets, plan carefully for board succession and seek constant improvement through effective board evaluations. We empower independent directors through frequent board and committee executive sessions. We also annually appoint an independent lead director. The Board, which consists entirely of independent directors other than Mr. Stanley, exercises a strong, independent oversight function. This oversight function is enhanced by our Audit, Compensation and Governance Committees, all of which are made up entirely of independent directors.

When evaluating potential director nominees, the Governance Committee considers each individual’s professional experience, areas of expertise and educational background in addition to general qualifications. The Governance Committee works with the Board to determine the appropriate mix of experiences, areas of expertise and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge, can fulfill its responsibilities, perpetuate our long-term success and represent the interests of our shareholders. The Governance Committee regularly communicates with the Board to identify professional experiences, areas of expertise, educational backgrounds and other qualifications that affect our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

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Exploration and Production (E&P) experience as current or former executives, which gives directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;

•
Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

•
Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions, and oversee our accounting and financial reporting processes;

•	Enterprise risk management experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk tolerance aligned with our strategy; and

•
Public company board and corporate governance experience, which provides directors with a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

Our Certificate of Incorporation provides for a Board consisting of between seven and 11 directors, with the precise number to be determined by the full Board. In connection with its succession planning, the Board recently decided to nominate an additional individual for election to the Board at the 2017 Annual Meeting. Consequently, effective upon the election of this individual, the current size of the Board will be increased to eight directors.

Our Certificate of Incorporation and Bylaws also provide for the Board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. Directors must receive a majority of the votes cast for the election of directors, and any director who fails to receive a majority of the votes cast during an uncontested election must submit his or her resignation to the Board.

The terms of two current directors, Robert F. Heinemann and David A. Trice, expire at the Annual Meeting. Both Dr. Heinemann and Mr. Trice have been nominated for election to new three-year terms. Additionally,

Michael J. Minarovic, who was recommended as a nominee by the Company's current lead director, has also been nominated for election to a three-year term. These individuals have consented to being named in this proxy statement and to serve as directors, if elected. However, in the event that any nominee is unwilling or unable to serve as a director, those named in the proxy may vote, at their discretion, for any other person.
Director Qualification Table
The following table highlights each director’s or nominee’s specific skills, knowledge and experience. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

Name	Financial and Accounting	Exploration & Production	Executive Leadership	Enterprise Risk Management	Public Company Governance
Phillips S. Baker, Jr.	X		X	X	X
Julie A. Dill	X		X	X	X
Robert F. Heinemann	X	X	X	X	X
Michael J. Minarovic	X	X	X	X
M. W. Scoggins	X	X	X	X	X
Charles B. Stanley	X	X	X	X	X
William L. Thacker, III	X		X	X	X
David A. Trice	X	X	X	X	X

Biographical information concerning the nominees and the current directors of the Company whose terms will continue after the Annual Meeting appears below. Unless otherwise indicated, such individuals have been engaged in the same principal occupation for the past five years. Ages are correct as of the date of the proxy statement.

Nominees (Terms to Expire in 2020)

Dr. Robert F. Heinemann, age 64, has served as a QEP director since January 2014. He brings significant exploration and production expertise to QEP’s Board through his experience as President, CEO and a director of Berry Petroleum Company, where he developed and executed that company’s growth and capital allocation strategies. He served as a director of Berry from 2002 until 2013, and as President and CEO from 2004 through 2013. Previously, Dr. Heinemann worked for Halliburton Company, Mobil Exploration and Producing as well as other Mobil entities, in positions of increasing responsibility. Dr. Heinemann currently serves on the board of directors of Crescent Point Energy Corp., Crestone Peak Resources, LLC and Great Western Oil and Gas Company, LLC, where he was also Chairman of the Board from 2014 through 2016. He previously was a director of Yates Petroleum Corporation until its merger in late 2016 and he formerly served as Chairman of the Board of C12 Energy, LLC until late 2015. He has more than 30 years of experience in the oil and gas industry in a number of technical, operational, technology, management and executive roles. In concluding that Dr. Heinemann is qualified to serve as a director, the Board considered, among other things, his extensive operational background and executive experience in the oil and gas industry.

Mr. Michael J. Minarovic, age 52, is the Co-Founder and Managing Director of Arena Energy, LP (Arena), an employee-owned exploration and production company focused on the Gulf of Mexico (GOM). Since founding Arena in 1999, Mr. Minarovic developed and executed a successful strategy of exploiting drilling opportunities in the GOM that were left behind after fifty years of drilling by the major oil companies. By completing a number of acquisitions and joint ventures, in addition to his responsibilities of reservoir engineering, risk management and opportunity generation, Mr. Minarovic grew Arena into one the largest private operators in the GOM, producing over 33,000 barrels of oil equivalent per day. Under his leadership, Arena achieved this success by investing over $3.2 billion in capital since 1999 without any outside equity participation. He is also the Managing Director and a Co-Founder of Arena Offshore, LP, an affiliated drilling and operating company that has been the second most active driller in the GOM during the past five years. Prior to co-founding Arena, Mr. Minarovic served as a petroleum engineer with Newfield Exploration Company and Conoco, Inc.
Mr. Minarovic is an active member of the University of Texas PGE External Advisory Committee, Society of Petroleum Engineers, The John Cooper School Board of Trustees, and is an Executive Director of the United States Oil and Gas Association. In concluding that
Mr. Minarovic is qualified to be nominated to our Board, the Board considered, among other things, his more than 29 years of oil and gas experience working in the independent, private and public sectors, including his entrepreneurial, executive and operational expertise as well as his background in negotiating and managing acquisitions and joint ventures with large public companies.

Mr. David A. Trice, age 69, has been a QEP director since 2011. He was CEO of Newfield Exploration Company (Newfield), an oil and natural gas exploration and production company from 2000 until his retirement in 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. Mr. Trice has served as a director of New Jersey Resources Corporation since 2004, and McDermott International, Inc. since 2009. Mr. Trice previously served as a director of Grant Prideco, Inc. from 2003 to 2008, as a director of Hornbeck Offshore Services, Inc. from 2002 until February 2011, and as a director of privately held Crazy Mountain Brewery, LLC from 2011 until January 2015. He is also a director of Rockwater Energy Solutions, Inc., a privately held company. He served as the Chairman of the American Exploration and Production Council from 2008 to 2009, and as Chairman of America’s Natural Gas Alliance from 2009 to 2010. In concluding that Mr. Trice is qualified to serve as a director, the Board considered, among other things, his experience as the CEO of a publicly traded independent exploration and production company.

The Board recommends that you vote FOR each of the nominees listed above.

Continuing Directors (Terms to Expire in 2018)

Mr. Phillips S. Baker, Jr., age 57, has served as a QEP director since June 2010. He served as a director of Questar from 2004 to 2010. Mr. Baker is the President, CEO and a director of Hecla Mining Company (Hecla), a gold and silver mining company. He served as Chief Financial Officer (CFO) of Hecla from May 2001 to June 2003, and as Chief Operating Officer of Hecla from November 2001 to May 2003, before being named CEO in May 2003. He has 30 years of business experience, including 18 years of financial management, more than ten years as CEO of an NYSE-listed company and more than 20 years of directorships of public companies. Mr. Baker has also served as Vice Chairman of the Board for the National Mining Association since October 2015, and has been a Board member since 2010. He has also served as a Board member of the National Mining Hall of Fame and Museum. In concluding that Mr. Baker is qualified to serve as a director, the Board considered, among other things, his financial knowledge and his extensive executive management and financial experience.

Mr. Charles B. Stanley, age 58, has served as President, CEO and a director of QEP since June 2010 and Chairman of the Board since May 2012. He also served in the same roles for QEP Midstream Partners, GP, LLC, the general partner of QEP Midstream Partners, LP, from 2013 until December 2014. Mr. Stanley served as Executive Vice President of Questar Corporation (Questar) from 2002 to 2008 and as Executive Vice President and Chief Operating Officer from 2008 until 2010. He also served as a director of Questar from 2002 until 2010. Prior to joining Questar, he served as President, CEO and a director of El Paso Oil and Gas Canada from 2000 to 2002, and as President and CEO of Coastal Gas International Company from 1995 to 2000. He is a director of Hecla Mining Company and serves on the boards of various natural gas industry trade organizations, including the American Exploration and Production Council. Mr. Stanley has served as Chairman of America’s Natural Gas Alliance, an industry association representing large independent natural gas producers. In concluding that Mr. Stanley is qualified to serve as a director, the Board considered, among other things, his more than 30 years of experience in the oil and gas industry.

Continuing Directors (Terms to Expire in 2019)

Ms. Julie A. Dill, age 57, has been a QEP director since May 2013. She most recently served as the Chief Communications Officer for Spectra Energy Corp. (Spectra) from 2013 until completion of Spectra's merger with Enbridge, Inc. (the Merger) in the first quarter of 2017. She also served on the board of Spectra Energy Partners from 2012 until the completion of the Merger. Ms. Dill has a wealth of experience in the energy sector, having served in a number of executive capacities in the natural gas and power industries. She served as the Group Vice President of Strategy for Spectra and the President and CEO of Spectra Energy Partners, LP from 2012 until 2013, and prior to that she served as President of Union Gas Limited from 2007 until 2011. Previously, she served in various financial and operational roles with Duke Energy, Duke Energy International and Shell Oil Company. Ms. Dill is also a member of the Advisory Council for the College of Business and Economics at New Mexico State University. In concluding that Ms. Dill is qualified to serve as a director, the Board considered, among other things, her experience as the President and CEO of a public company, her strong financial background and her more than 35 years of experience in the energy industry.

Dr. M. W. Scoggins, age 69, has been a QEP director since June 2010 and also currently serves as a director of Cobalt International Energy, Inc. and Laredo Petroleum, Inc. He served as a director of Questar Corporation from 2005 until 2010. He is President Emeritus of the Colorado School of Mines, an engineering and applied science research university. He served as Mines’ President from June 2006 until his retirement in July 2015. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp. From 1999 to 2004, he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, Dr. Scoggins was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corp. He served on the board of Trico Marine Services from 2005 until 2011, and Venoco, Inc. from 2007 until 2012.
Dr. Scoggins has a Ph.D. in Petroleum Engineering from the University of Tulsa. In concluding that Dr. Scoggins is qualified to serve as a director, the Board considered, among other things, his extensive industry experience and his experience serving in senior executive positions in the upstream oil and gas business.

William L. Thacker, III, age 71, has been a QEP director since February 2014.
Mr. Thacker served as non-executive Chairman of the Board of Copano Energy LLC from 2009 through 2013 (he served on the Copano board beginning in 2004). Previously, he served as Chairman and CEO of TEPPCO Partners. Mr. Thacker also served on the board of Pacific Energy Management prior to the sale of Pacific Energy Partners to Plains All American Pipeline in 2006. He served on the board of GenOn Energy Inc. from January 2006 until November 2012 when GenOn merged with NRG Energy. He also serves on the boards of the Kayne Anderson Midstream Energy Fund and the Kayne Anderson Energy Development Company. In concluding that Mr. Thacker is qualified to serve as a director, the Board considered, among other things, his extensive energy industry experience and his experience as a director on multiple public company boards.

GOVERNANCE INFORMATION

Governance Update
There were several governance developments to highlight from the past year, including:

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A non-binding shareholder proposal to require separation of the CEO and Chairman, which was not supported by the Company, only received 33% support at last year's annual meeting, and the shareholder who submitted that proposal elected not to resubmit the proposal for consideration at the Annual Meeting.

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A company-supported proposal to eliminate 80% supermajority voting received support from holders of over 76% of our outstanding shares but failed to receive the required 80% of outstanding shares. Due to this high level of support, our Board has resubmitted this proposal and is again recommending that shareholders approve this proposal at the Annual Meeting.

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The Board voluntarily amended and restated our Bylaws to adopt proxy access rights, which reflects input received from the vast majority of shareholders providing feedback to QEP during 2016. These amendments permit up to 20 shareholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

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As noted in the “Shareholder Engagement” section below, the Company continued to focus on its shareholder outreach program during 2016, contacting over 35 shareholders owning in excess of 65% of our outstanding shares. The Company is committed to continuing annual shareholder outreach.

General Governance Information
We seek to implement best practices in corporate governance, including state-of-the-art Code of Conduct, Corporate Governance Guidelines and committee charters, each of which is available on the Company’s website at http://ir.qepres.com/phoenix.zhtml?c=237732&p=irol-govhighlights. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print without charge to any interested party who requests them.

Shareholder Engagement
Continuous and transparent communication with our shareholders helps our Board and senior management team gain useful feedback on a wide range of topics including corporate governance matters and executive compensation. Accountability to shareholders is not only a mark of good governance but an important component of our success. During 2016 we contacted over 35 of our largest investors owning in excess of 65% of our outstanding shares. The feedback received was considered in our Board’s decisions to voluntarily adopt proxy access and to resubmit a management proposal to replace supermajority voting provisions in our Certificate of Incorporation and Bylaws with a “majority of the outstanding shares” voting standard, as well as decisions related to our executive compensation programs, as discussed in the Compensation Discussion and Analysis section below.

We value the feedback provided by our shareholders and look forward to continued, open dialogue on corporate governance issues, executive compensation decisions and other matters relevant to our business.

Director Independence
The Board evaluated all relationships between the Company and its directors and determined that all non management directors currently serving on the Board (Phillips S. Baker, Jr., Julie A. Dill, Robert F. Heinemann, M.W. Scoggins, William L. Thacker, III, and David A. Trice), as well as Michael J. Minarovic, who is being nominated to serve as a new director at the Annual Meeting, are independent under all applicable rules and regulations, including listing requirements of the NYSE as set forth in Section 303A.02 of the Listed Company Manual, and the Company’s Corporate Governance Guidelines. The Board also determined that no independent director has a material relationship with the Company that could impair the director’s independence. The criteria applied by our Board in determining independence are available on the Company’s website at "http://media.corporate-ir.net/media_files/IROL/23/237732/Corporate%20Governance%20Guidelines%20-%20As%20Updated%205-16-16.pdf". The Board evaluates independence on an ongoing basis.

Board Leadership Structure
Based on its experience, considerable engagement with shareholders and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure; that available empirical data concerning the impact of board leadership on shareholder value is inconclusive; and, accordingly, that there is no single, generally accepted approach to board leadership in the United States. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances change. Currently, our Board believes that a strong Lead Director and a combined Chairman and CEO allow our Lead Director to provide independent Board leadership and permit our Chairman and CEO to use his knowledge of the Company to focus Board discussions. The combined role of Chairman and CEO also ensures that the Company presents its strategy to shareholders, employees and other stakeholders with a single voice. Our shareholders have demonstrated support for this approach with a strong majority opposing shareholder proposals in 2013 and 2016 to separate the roles of Chairman and CEO. Moreover, during our meetings with shareholders in both 2015 and 2016, no shareholder requested that we separate the Chairman and CEO roles.
The Lead Director is selected annually. In May 2016, Mr. David A. Trice, one of the Company’s independent directors, was elected by the other independent directors to serve as the current Lead Director. Prior to that,
Dr. M. W. Scoggins had served as Lead Director. In this role, Mr. Trice:

•	Presides at all executive sessions of the independent directors and the board meetings at which the Chairman is not present;

•	Serves as liaison between the Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	Ensures that he is available for consultation and direct communication, if requested by major shareholders.

Board Committees
Our Board has an Audit Committee, Compensation Committee and a Governance Committee, each of which is composed solely of independent directors. As noted above, each committee has a charter that can be found on the Company’s website at http://ir.qepres.com/phoenix.zhtml?c=237732&p=irol-govhighlights and will be provided in print without charge at the request of any interested party. The following section includes information about our Board committees. The members of our Board and the Board committees on which they currently serve are identified below.

Director	Audit	Compensation	Governance
Phillips S. Baker, Jr.	X		X
Julie A. Dill	X		X
Robert F. Heinemann	X	Chair
M. W. Scoggins	Chair	X
Charles B. Stanley
William L. Thacker, III		X	X
David A. Trice		X	Chair

Audit Committee
The Audit Committee reviews auditing, accounting, financial reporting and internal control functions, and oversees risk assessment and compliance activities. The Audit Committee has the sole authority to hire, compensate, retain, oversee and terminate the Company’s independent auditor. The Audit Committee also has sole authority to preapprove all terms and fees for audit services, audit-related services and other services to be performed by the Company’s independent auditor. The Audit Committee also reviews any related-person transactions brought to its attention that could reasonably be expected to have a material impact on the Company’s financial statements and determines whether any action is necessary.

The Audit Committee meets all the requirements set forth in Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual. The Board has determined that all members of the Audit Committee satisfy the standards for independence as they relate to audit committees as set forth in Section 303A.02 of the NYSE Listed Company Manual and as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (Exchange Act). The Audit Committee frequently meets in executive sessions, and meets with the internal auditors and independent auditors outside the presence of management. All Audit Committee members qualify as audit committee financial experts.

Compensation Committee
The Compensation Committee oversees our executive compensation program and benefit plans and policies; administers our short- and long-term incentive plans, including equity-based programs; oversees and annually reviews short- and long-term as well as emergency succession planning; approves compensation decisions for officers; recommends CEO total compensation to the full Board; and annually reviews the performance of the CEO. The Compensation Committee oversees the risk assessment of our executive and non-executive compensation programs.

The Compensation Committee also considers and makes recommendations to the full Board regarding compensation for independent directors. The Compensation Committee frequently meets in executive sessions to discuss and approve compensation for officers. The Board has determined that each member of the Compensation Committee meets the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual, and that each qualifies as an independent director under Rule 16b-3 of the Exchange Act and as an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee has authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to, and may meet separately with, the Compensation Committee, and may consult with the Compensation Committee Chairman between meetings. The Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent consultant to advise it as to executive and director compensation in 2016. The Compensation Committee considered the factors outlined by the NYSE and determined that Meridian is independent under those factors, and that Meridian’s work in 2016 did not create any conflict of interest with respect to its representation of the Compensation Committee. See “Compensation Process – Role of Independent Compensation Consultant” in the Compensation Discussion and Analysis section for a description of Meridian’s duties.

The Compensation Committee has authorized Mr. Stanley, our CEO, and Margo Fiala, the Vice President of Human Resources, to grant restricted stock to newly hired employees and for employee retention up to a limit of $250,000 per grant. This authority is subject to certain limitations, and does not extend to grants to officers or directors. The full Compensation Committee will review each grant made by Mr. Stanley or Ms. Fiala at its next meeting following any such grant. The Compensation Committee has also delegated to its Chair, currently Mr. Heinemann, authority to replenish the pool of shares to be granted by Mr. Stanley or Ms. Fiala. The full Compensation Committee will review any such replenishment at its next meeting following the replenishment.

Governance Committee
The Governance Committee, which also functions as the Company’s nominating committee, is responsible for committee assignments; new director searches; drafting and revising the Corporate Governance Guidelines; conducting annual evaluations of the Board, its committees and individual directors; and making recommendations to the full Board on various governance issues. The Board has determined that all members of the Governance Committee meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual.

The Governance Committee’s Charter defines the criteria for director nominees, including nominees recommended by shareholders and self-nominees. These criteria provide a framework for evaluating all nominees as well as incumbent directors. The key criteria are personal and professional integrity and ethics; experience in the Company’s lines of business; experience as a CEO, president, CFO or senior officer of a public company or extensive experience in finance or accounting; currently active in business at least part time or recently retired, with skills and experience needed to serve as a member of the Board; experience as a board member of another publicly-held company; willingness to commit time and resources to serve as a director; and good business judgment, including the ability to make independent analytical inquiries. The Board considers candidates who will contribute a broad range of knowledge, talents, skills and expertise, particularly in the areas of the oil and natural gas industry, strategic planning, accounting and finance, corporate governance, management and diversity of the Board in terms of race, gender, ethnicity or professional background, sufficient to provide prudent guidance about the Company’s operations and interests. Nominees must be less than 72 years of age, unless that requirement is waived by the Board.

The Governance Committee also considers any recommendations for director nominees made by shareholders. The Governance Committee evaluates nominees recommended by the shareholders using the same criteria it uses for other nominees.

We amended our Bylaws in December 2016 to permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our Bylaws. Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our Bylaws should follow the instructions under “Shareholder Nominations and Proposals” in this Proxy Statement.

Board Risk Oversight
Our Board, as a whole and through its committees, is responsible for overseeing risk management. The Company’s executive officers are responsible for day-to-day management of the material risks the Company faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed by management are functioning effectively and as designed. Our Board and its committees regularly discuss material risk exposures, the disclosure of risks, the potential impact of risks on the Company and the efforts of management to address the identified risks.

A number of Board processes support our risk management program. The full Board regularly reviews operational, regulatory and environmental risks and discusses the Company’s enterprise risk management program. The Board reviews and approves the capital budget and certain capital projects, the hedging policy, significant acquisitions and divestitures, equity and debt offerings, and other significant activities.

The Audit Committee plays an important role in risk management by assisting the Board in fulfilling its responsibility to oversee the integrity of the financial statements and our compliance with legal and regulatory requirements. The Audit Committee retains and interacts regularly with our independent auditors and also meets regularly with our internal auditors. Additionally, the Audit Committee reviews financial and accounting risk exposure, the Company’s proved oil and gas reserves estimation reporting process and disclosure, issues related to cybersecurity and the Company’s internal controls. The Audit Committee also oversees ethics and compliance procedures and reporting.

The Compensation Committee reviews the compensation program to ensure it is aligned with our compensation objectives and to address any potential risks it may create. The Compensation Committee has designed our short- and long-term compensation plans with features that reduce the likelihood of excessive risk-taking, including a balanced mix of cash and equity and short- and long-term incentives, an appropriate balance of operating and financial performance measures, a proper balance of fixed and at-risk compensation components, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and caps on incentive awards.

Our Governance Committee’s role in risk management includes regularly reviewing developments in corporate governance and reviewing our Corporate Governance Guidelines to recommend appropriate action to the full Board. The Governance Committee also provides input as to Board composition, size and committee assignments, and recommends adjustments to ensure that we have appropriate director expertise to oversee the Company’s evolving business operations.

Stock Ownership Guidelines for Non-Employee Directors
Our Board adopted stock ownership guidelines for independent directors to align the interests of our directors with the interests of our shareholders and to promote our commitment to best practices in corporate governance. Within five years of beginning their service, independent directors are required to hold QEP shares with a value equal to five times the amount of such director's annual cash compensation. Shares that count toward satisfaction of the guidelines include common stock owned by the director and phantom stock attributable to deferred compensation. All of the independent directors who have served for five years or longer hold a sufficient number of shares to satisfy these guidelines. The Board reviewed these guidelines again in 2016 and determined they were appropriate.

Limits on Board Service
Our directors may not serve on the board of directors of more than five public companies. Our CEO may not serve on more than two boards in addition to our Board. A member of our Audit Committee may not simultaneously serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the director’s ability to serve effectively on our Audit Committee.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2016 were Dr. Heinemann, Dr. Scoggins, Mr. Trice, Mr. Thacker (since May 2016) and Ms. Dill (until May 2016). No member of our Compensation Committee was at any time prior to or during 2016, or the first three months of 2017, an officer or employee of our Company. Additionally, no member of the Compensation Committee had any relationship with our Company requiring disclosure as a related-party transaction. During 2016, no executive officer of our Company served on the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee. Furthermore, no executive officer of our Company served on the Compensation Committee of another company that had one of its executive officers serve as a member of our Board.

Communications with Directors
Interested parties may communicate with the full Board, non-management directors as a group or individual directors, by sending a letter in care of the Corporate Secretary at QEP Resources, Inc., 1050 17th Street, Suite 800, Denver, Colorado 80265. Our Corporate Secretary has the authority to discard any solicitations, advertisements or other inappropriate communications, but will forward any other mail to the named director or group of directors.

Attendance at Meetings
The QEP Board and committees of the Board held the following number of meetings in 2016:

	Board	Audit Committee	Compensation Committee	Governance Committee
Number of Meetings	7	7	5	5

Each director attended at least 75% of the aggregate of (1) the number of Board meetings held while he or she was a director; and (2) the number of meetings of all committees of the Board had while he or she served as a member of the respective committee. Our directors are expected to attend the Annual Meeting. All of the directors attended the 2016 Annual Meeting of Shareholders.

Family Relationships
None of the current directors, the new nominee director or the current executive officers is related to any other director or executive officer.

Director Retirement Policy
Our Board has adopted a retirement policy that permits an independent director to continue serving until the annual meeting following his or her 72nd birthday, provided that the director remains actively engaged in business, financial or community affairs. The Board may waive these requirements in certain situations. The

Board does not believe that directors who retire, resign or otherwise materially change their position with their employers should necessarily leave the Board; however, they are required to submit a notice of any such retirement, resignation or change to the Chairman of the Board and Chairman of the Governance Committee. The Board will then review the continued appropriateness of Board membership under the changed circumstances.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are those that involve our directors, executive officers, director nominees, greater than 5% shareholders, immediate family members of these persons or entities in which one of these persons has a direct or indirect material interest. Pursuant to the procedures described below, we review all transactions that would involve amounts exceeding $120,000 (the current threshold required to be disclosed in the proxy statement under SEC regulations) and certain other similar transactions.

Procedures for Review and Approval of Transactions with Related Persons
Pursuant to the terms of our Corporate Governance Guidelines, we require that all executive officers and directors report to our Corporate Secretary or Assistant Corporate Secretary any event or anticipated event that might qualify as a related-person transaction. The Corporate Secretary or Assistant Corporate Secretary would then report those transactions to the Audit Committee. We also collect information from questionnaires sent to executive officers and directors early each year that are designed to reveal related-person transactions. If a report or questionnaire shows a potential related-person transaction, our Audit Committee will review the transaction in accordance with our Code of Conduct. The Audit Committee will review pending and ongoing transactions to determine whether they conflict with the best interests of the Company, impact a director’s independence or conflict with our Code of Conduct. If the transaction is completed, the Audit Committee will determine whether rescission of the transaction, disciplinary action or reevaluation of independence is required. If a waiver to the Code of Conduct is granted to an executive officer or director, the nature of the waiver will be disclosed on our website (www.qepres.com), in a press release or on a current report on Form 8-K.

SECURITY OWNERSHIP

The information provided below summarizes the beneficial ownership of our common stock by our named executive officers, each of our directors, all of our executive officers and directors as a group, and persons owning more than 5% of our common stock. “Beneficial ownership” generally includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Directors and Executive Officers
The following table lists the shares of our common stock beneficially owned by each director, named executive officer, and all directors and executive officers as a group as of February 28, 2017. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of February 28, 2017, are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares. The Company has no knowledge of any arrangement that would, at a subsequent date, result in a change in control of the Company.

	Amount and Nature of Beneficial Ownership
Name	Common Stock Beneficially Owned		Common Stock Acquirable Within 60 Days		Total Beneficially Owned	Percent of Class[8]
Charles B. Stanley	863,971	[1,2,3,4,5]	534,579		1,398,550	*
Richard J. Doleshek	322,413	[1,2,3]	260,913		583,326	*
Jim E. Torgerson	252,338	[1,2,3]	171,851		424,189	*
Christopher K. Woosley	111,348	[1,2]	65,138		176,486	*
Matthew T. Thompson	68,548	[1,2,3]	26,392		94,940	*
Phillips S. Baker, Jr.	21,897		61,350	[6]	83,247	*
Julie A. Dill	525		49,297	[6]	49,822	*
Robert F. Heinemann	7,200		45,186	[6]	52,386	*
M. W. Scoggins	7,700	[7]	127,197	[6]	134,897	*
William L. Thacker III	0		45,920	[6]	45,920	*
David A. Trice	15,000		59,642	[6]	74,642	*
Other executive officers	107,850	[1,2,3]	66,211		174,061	*
All directors and executive officers (13 individuals)	1,778,790		1,513,676		3,292,466	1.36%

1.
Includes the following unvested restricted shares for which the owners have sole voting power, but which cannot be disposed of until they vest: Mr. Stanley owns 339,432 shares; Mr. Doleshek owns 174,700 shares; Mr. Torgerson owns 136,880 shares; Mr. Woosley owns 87,527 shares; Mr. Thompson owns 48,815 shares; and the other executive officers have a combined ownership of 77,087 shares.

2.
Does not include the following executives' long-term cash incentive amounts measured in performance share units (PSUs) pursuant to the QEP Cash Incentive Plan, which are subject to a cash payout to the extent certain performance objectives are achieved: Mr. Stanley owns 443,303 PSUs; Mr. Doleshek owns 217,958 PSUs; Mr. Torgerson owns 190,600 PSUs; Mr. Woosley owns 65,948 PSUs; Mr. Thompson owns 36,960 PSUs; and the other executive officers have a combined ownership of 59,531 PSUs.

3.
Does not include the following phantom stock units held in the QEP Deferred Compensation Wrap Plan: Mr. Stanley owns 53,605 units; Mr. Doleshek owns 7,147 units; Mr. Torgerson owns 6,133 units; Mr. Thompson owns 1,577 units; and the other executive officers have a combined ownership of 3,566 units.

4.
Does not include 169,907 shares owned by the QEP Resources Educational Foundation (Foundation), a non-profit corporation. As Chairman of the Foundation’s Board of Trustees, Mr. Stanley has voting power for the shares but disclaims any beneficial ownership of the shares.

5.	Includes 524,712 shares held in a trust for which Mr. Stanley has shared voting and dispositive powers with his spouse.

6.
Represents fully-vested phantom stock units held in the QEP Deferred Compensation Plan for Directors, which are payable in cash or shares of QEP common stock (at the director's election) upon termination of the director's service on the Board.

7.	Shares are held in a joint account for which Dr. Scoggins has shared voting and dispositive powers with his spouse.

8.	The percentage of shares owned is less than 1% unless otherwise stated.

Certain Beneficial Owners
The following table sets forth information with respect to each person known by the Company to beneficially own more than 5% of our common stock as of February 28, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Wellington Management Group, LLP, 280 Congress Street, Boston MA 02210	20,895,559[1]	8.7%
Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	18,932,710[2]	7.9%
BlackRock, Inc., 55 E. 52nd Street, New York, NY 10055	18,808,370[3]	7.9%

1.
Based upon its Schedule 13G/A filed with the SEC on February 9, 2017, as of December 31, 2016, Wellington Management had shared voting power of 13,055,013 shares and shared dispositive power of 20,895,559 shares.

2.
Based upon its Schedule 13G/A filed with the SEC on February 13, 2017, as of December 31, 2016, Vanguard had sole voting power of 142,321 shares; sole dispositive power of 18,778,087 shares; shared voting power of 24,097 shares; and shared dispositive power of 154,623 shares.

3.
Based on its Schedule 13G/A filed with the SEC on January 25, 2017, as of December 31, 2016, BlackRock had sole voting power of 17,814,623 shares; sole dispositive power of 18,808370 shares; and shared voting and dispositive power of 62,211 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and regulations promulgated by the SEC, the Company’s directors and officers subject to Section 16(a) and persons who beneficially own more than 10% of the Company’s stock are required to file reports of ownership and changes in ownership with the SEC. The Company’s Corporate Secretary department prepares reports for directors and officers subject to Section 16(a)based on information known and otherwise supplied, including information provided in response to director and officer questionnaires. Based on this information, the Company believes that all filing requirements under Section 16(a) of the Exchange Act with respect to the Company’s directors and officers subject to Section 16(a) were satisfied in 2016.

AUDIT COMMITTEE REPORT

The Audit Committee adopted its Charter in 2010 upon formation of the Company and has amended it from time to time. Audit Committee members are appointed each year by the Board to review the Company’s financial matters. The Board has determined that each member of our Audit Committee meets the independence requirements set by the NYSE. The Board has also determined that all members of the Audit Committee are audit committee financial experts as defined by the SEC. No member of the Audit Committee serves as a member of the audit committee of more than three public companies.

We reviewed and discussed with the Company’s management the audited financial statements for the year ended December 31, 2016. We discussed with representatives of PwC, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU§ 380), Communication with Audit Committees. We have also received the written disclosures and the letter from PwC, which are required by applicable provisions of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and we have discussed with representatives of PwC its independence from the Company. We have also discussed with the Company’s officers and PwC such other matters and received such assurances from them as we deemed appropriate.

Based on our review and discussions, we have recommended to the Company’s Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

By the Audit Committee:

M. W. Scoggins, Chair
Phillips S. Baker, Jr.
Julie A. Dill
Robert F. Heinemann

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based on our review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

By the Compensation Committee:

Robert F. Heinemann, Chair
M. W. Scoggins
William L. Thacker, III
David A. Trice

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the objectives and elements of the executive compensation programs for our Named Executive Officers (NEOs). Our NEOs include our principal executive officer, our principle financial officer, our three other most highly compensated executive officers, as well as one former executive officer that would have been one of the three other most highly compensated executive officers had he not retired during the year. Our NEOs for 2016 are:

•	Charles B. Stanley, Chairman, President and Chief Executive Officer (CEO)

•	Richard J. Doleshek, Executive Vice President, Chief Financial Officer (CFO)

•	Jim E. Torgerson, Executive Vice President, QEP Energy

•	Christopher K. Woosley, Vice President, General Counsel and Corporate Secretary

•	Matthew T. Thompson, Vice President, Energy

•	Austin S. Murr, Former Senior Vice President, Business Development (retired October 1, 2016)

Executive Summary

Overview of Industry and 2016 Business Highlights

QEP is an independent crude oil and natural gas exploration and production (E&P) company. As a result, our earnings, cash flows, asset values and stock price are significantly influenced by the cyclical and volatile nature of commodity prices for crude oil, natural gas, and natural gas liquids. Commodity prices dramatically weakened starting in late 2014 and have remained low throughout 2015 and 2016. The posted price for West Texas Intermediate (WTI) crude oil ranged from a high of $107.95 per barrel in June 2014 to a low of $26.19 per barrel in February 2016, while the Henry Hub spot market price of natural gas ranged from a high of $8.15 per MMBtu in February 2014 to a low of $1.49 per MMBtu in March 2016.

Despite a challenging commodity price environment, our Company delivered strong results in 2016:

•	Generated total shareholder return of 37%, which is well above the median of our industry peer group;

▪	Delivered record oil equivalent production of 55.8 MMboe;

▪	Delivered record crude oil production of 20.3 MMbbl, including a record 4.0 MMbbl in the Permian Basin;

▪	Reported record year-end total proved reserves of 731.4 million MMboe, a 21% increase compared with year-end 2015, including record proved crude oil reserves of 238.6 million MMbbl;

▪	Reduced year-over-year capital expenditures by 48% (excluding property acquisitions);

▪	Acquired approximately 9,600 net acres in the core of the Permian Basin;

▪	Maintained strong liquidity, including $443.8 million of cash and cash equivalents at year-end; and

•	Delivered record safety results with a 70% reduction in our total recordable incident rate and zero incidents in drilling.

Throughout 2016 we maintained our focus on controlling costs, finding efficiencies and aggressively seeking opportunistic acquisitions to strengthen the Company as the commodity price environment improves. In response to low commodity prices, we made compensation decisions in early 2016 (continued salary freeze and reduced long-term incentive grants) to prudently manage our business during an unprecedented industry environment. Since that time, our Compensation Committee has recognized the outstanding business results achieved during an extremely challenging time with an above target payout on our annual incentive plan.

Shareholder Support and Summary of 2016 Compensation Actions

Our shareholders have overwhelmingly approved our executive compensation programs in past say-on-pay votes (averaging 93% of the votes cast for the past five years). In recognition of industry conditions as well as feedback from our shareholder outreach program in the fall of 2015, our Compensation Committee took the following actions with respect to our 2016 executive compensation programs:

•	Kept base salaries flat for the second straight year for most of our Officers, including our top four NEOs;

•	Reduced long-term incentive (LTI) awards by 10% for most of our Officers, including our top four NEOs;

•	Increased the overall allocation of performance-based LTI awards to nearly 2/3rds of the total LTI award for our top three NEOs;

•
Paid out the 2014 performance share unit (PSU) awards at 78% of grant date target based upon strong relative total shareholder return (TSR) performance from January 1, 2014 to December 31, 2016 (earning a score of 136%) and the absolute share price performance over the same period; and

•	Returned to a more quantitative approach for our annual cash incentive program and awarded 130% of target to our NEOs based on performance against goals and weightings.

We value ongoing dialogue with our shareholders as to our executive compensation programs and other corporate governance matters. During 2016, we continued with a shareholder outreach effort similar to our approach in 2015, which included contacting shareholders representing more than 65% of our outstanding shares and having conversations with a variety of major shareholder representatives. In general, our shareholders continued to express support for our performance-based executive compensation programs. Feedback from our shareholders was reviewed and discussed by the Compensation Committee and our Board of Directors at our October 2016 and February 2017 meetings.

Pay and Performance Alignment

Our pay programs are designed to align pay outcomes with both short-term and long-term company performance.

To provide our management team with appropriate incentives to meet short-term objectives, our Compensation Committee has approved our annual incentive plan (AIP) to pay out based on achievement of annual goals. (For more information, see the section titled “Compensation Elements – Annual Incentive Program.”) The Compensation Committee expects achievement of these goals to result in strong positioning within our industry and greater shareholder value over time.

To provide our management team with the appropriate incentives to pursue strategies that promote long-term shareholder value, our Compensation Committee has approved an executive compensation program that ties a substantial portion of total compensation to long-term equity incentives that provide value based on share price and TSR. As a result, changes in our share price over time significantly impact our management team’s actual realizable compensation. For example, with the decline in commodity prices in our industry and the resulting decline in our stock price, the majority of our outstanding stock options are underwater (i.e, have exercise prices greater than the current market price for our common stock). Additionally, while our total shareholder return was strong relative to our peers (64th percentile) for the 2014-2016 performance cycle, the payout to our NEOs was only 78% of the grant date target value. (For more information, see the section titled "Compensation Elements - Long-Term Incentive Program.")

Key Features of Our Executive Compensation Program

Our Executive Compensation Practices (What We Do)
✓     Pay for Performance – Over 85% of our CEO’s target total compensation varies based on performance. Our annual cash incentive program is based on key strategic, financial and operational goals, and our LTI program aligns executive pay with shareholder interests. PSUs tied to relative shareholder return comprise 50% of the LTI grants to our CEO, CFO and EVP.

✓     Double-Trigger Severance and LTI Award Vesting – Upon a change in control, LTI awards (made after November 2015) and cash benefits under our Executive Severance Plan (the CIC Plan) vest only if the employee is terminated without cause or constructively terminated within three years following the change in control.

✓ Clawback Policy - AIP awards for our Section 16 Officers are subject to clawback in the event of a financial restatement due to fraud or misconduct, at the discretion of the Compensation Committee.
✓     Executive Ownership Guidelines – We have adopted stock ownership guidelines for our executives and directors that are consistent with good corporate governance practices. The requirements are 6x base salary for our CEO, 3x for our CFO and 2x for other officers.

✓ External Benchmarking – Our Compensation Committee reviews competitive compensation data based on an appropriate group of E&P peer companies prior to making annual compensation decisions.
✓     Independent Compensation Consultant – Our Compensation Committee has engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

✓ Tally Sheets – Our Compensation Committee reviews tally sheets prior to making annual executive compensation decisions.
✓     Annual Risk Assessment of Compensation Practices – Our Compensation Committee conducts an annual risk assessment to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place encourage unnecessary risk-taking.

Prohibited Executive Compensation Practices (What We Don’t Do)
X No Golden Parachute Excise Tax Gross-Ups – We do not provide golden parachute excise tax gross-ups in our Executive Severance Plan or elsewhere.
X No Repricing – Our stock incentive plan does not permit the repricing of underwater stock options without shareholder approval.
X No Hedging, Pledging or Derivatives Trading of QEP Stock – These practices are strictly prohibited for all officers of the Company, including our NEOs.
X      No Excessive Perquisites or Benefits – We offer limited perquisites to our NEOs, consistent with the perquisites offered by our peer companies, to offset the cost of tax preparation, financial planning and related expenses. Our supplemental retirement programs are limited to restoring the benefits lost under our qualified retirement plans, and eligibility is not limited to executives.

X No Employment Agreements – We have no employment agreements with any executive officers.

Compensation Philosophy and Objectives

In designing and administering our executive compensation program, our Compensation Committee is guided by an overall philosophy that emphasizes the following objectives:

Attract, retain and reward effective leaders. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. Our Compensation Committee determines individual total compensation targets within this framework to provide compensation that correlates with QEP’s relative performance to its peers. We do not, however, target a specific percentile of the peer market data. This approach provides the flexibility needed to manage our executive compensation programs to meet our current business needs.

Pay for performance. The majority of each of our NEO’s compensation is at risk and based on attainment of short-term goals, long-term performance relative to our peers, and TSR for QEP.

Align our executives’ interests with those of our shareholders. A substantial portion of our compensation is provided in the form of long-term equity incentives that tie executive pay to stock performance. In addition, we require each of our NEOs to meet rigorous stock ownership guidelines.

Ensure appropriate management of risk. Our Compensation Committee believes that effective leadership in the oil and gas business requires taking prudent business risks while discouraging excessive risk-taking. To encourage this balance, our Compensation Committee has structured our compensation to include extended three-year vesting schedules on all LTI awards, and to base at least a portion of annual incentive awards on meeting strategic objectives regarding safety, legal and regulatory compliance. Annually, the Compensation Committee’s independent compensation consultant conducts a risk assessment review of our compensation programs to ensure that our programs do not encourage executives to take inappropriate or excessive risks. In addition, we strictly prohibit hedging, pledging or derivatives trading of QEP stock.

Compensation Mix

Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide for our NEOs. A significant portion of our executive officers’ compensation is in the form of annual and long-term incentives. Each of these incentives plays a role in aligning pay with performance and the long-term financial interests of our executives with those of our shareholders.

The graph below identifies the mix of variable pay (including target AIP, PSUs, stock options and restricted stock) as a percentage of target total compensation (excluding health, welfare and termination benefits) for the 2016 compensation period for our CEO and other NEOs.

CHIEF EXECUTIVE OFFICER

14%
Salary
14%
Annual
Incentive
72%
LTI
86% VARIABLE

OTHER NAMED EXECUTIVE OFFICERS

21%
Salary
16%
Annual Incentive
63%
LTI
79% VARIABLE

Compensation Elements

Our compensation program for NEOs aligns with our compensation philosophy and comprises elements designed to address a variety of objectives. The incentive programs that make up the variable elements of total compensation fall under two primary compensation plans: the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (LTSIP) and the QEP Resources, Inc. Cash Incentive Plan (CIP).

The table below highlights each element of our compensation program and the primary role of such element in achieving our executive compensation objectives. Refer to each specific section for more details on each program.

Compensation Element	Role in Total Compensation
Base Salary
•  Provides fixed compensation based on an individual’s skills, experience and proficiency, market competitive data, and the relative value of the individual’s role within the Company; and
•  Attracts and retains executive talent and helps the Company remain competitive in our industry.

Annual Incentive Program
• Rewards annual Company performance;
• Aligns participants’ compensation with short-term financial and operational objectives specific to each calendar year;
• Motivates participants to meet or exceed internal and external performance expectations; and
• Recognizes individual contributions to the organization’s results.

Long-Term Incentive Program w Performance Share Units w Stock Options w Restricted Stock
• Rewards long-term performance, directly aligned with shareholder interests;
• Provides a strong performance-based equity component;
• Recognizes and rewards share performance relative to industry peers through PSUs based on relative TSR performance;
• Aligns compensation with sustained long-term value creation;
• Allows executives to acquire a meaningful and sustained ownership stake; and
• Fosters executive retention by vesting awards over multiple years.

Benefits w Health & Welfare w Retirement w Deferred Compensation w Other
• Attracts and retains executive talent and helps the Company remain competitive in our industry by offering a comprehensive employee benefits package;
• Provides health and welfare benefits comparable to those provided to all other employees;
• Provides financial security in the event of various individual risks and maximizes the efficiency of tax-advantaged compensation vehicles; and
• Provides limited perquisites consistent with those offered by our peer companies.

Termination Benefits w Executive Severance Plan	• Attracts and retains executive talent in a competitive and changing industry; and • Ensures executives act in the best interests of shareholders in times of heightened uncertainty.

Base Salary

The Compensation Committee evaluated base salaries in February 2016 and, due to the challenging industry environment, decided to continue the salary freeze for a second year for all 2015 NEOs. Mr. Thompson, who was not previously an NEO, received a 7% increase over his 2015 salary due to his newly expanded role.

Named Executive Officer	2015 Base Salary	2016 Base Salary	% Change
Mr. Stanley	$850,000	$850,000	—%
Mr. Doleshek	$563,000	$563,000	—%
Mr. Torgerson	$499,000	$499,000	—%
Mr. Woosley	$347,000	$347,000	—%
Mr. Thompson	$289,000	$310,000	7%

There was no change to Mr. Murr's salary of $298,000 in 2016.

Annual Incentive Program

Our Compensation Committee makes annual cash awards under our CIP pursuant to the AIP. As reflected in the table below, in 2016 the Compensation Committee held AIP targets flat for the majority of our officers. The Compensation Committee increased Mr. Thompson's AIP target due to his expanded role.

Named Executive Officer	2015 AIP Target (% of Base Salary)	2016 AIP Target (% of Base Salary)	% Change
Mr. Stanley	100%	100%	—%
Mr. Doleshek	90%	90%	—%
Mr. Torgerson	90%	90%	—%
Mr. Woosley	70%	70%	—%
Mr. Thompson	55%	60%	9%

Mr. Murr's AIP target of 60% did not change in 2016.

Our 2016 AIP consisted of four categories of goals that were key to our continued success through this period of low commodity prices and over the longer term. These goals and the Compensation Committee's assessment of 2016 performance are summarized in the table below:

Weight	Target	Assessment	Result
25%	Health, Safety and Environment
	Total Recordable Injury Rate: <1.80 recordable injuries per 200,000 work hours (10% reduction vs. 2015)	0.59 (305% of target; 70% reduction vs. 2015)	Significantly Exceeded
	Environmental Release Rate: <0.71 spills per 1 MMbbl of product produced (10% reduction vs. prior year)	0.65 (109% of target)	Above Target
	Hazard Identification Reporting Rate: >149 near misses/observations per 200,000 work hours	207 (139% of target)	Above Target
25%	Financial and Operational Results
Preserve and enhance the balance sheet
Strong financial results:
- Achieved 31% net debt1/cap and 2.6x net debt1/Adjusted EBITDA[2]
- Managed capital expenditures well inside Adjusted EBITDA[2] ($530.1 million vs. $626.2 million)
- Maintained strong liquidity with $443.8 million cash on hand at 12/31/16
Significantly Exceeded
	Oil Production: 19.6 MMbbl or more	20.3 MMbbl (104% of target)	Above Target
	Reduce completed well costs by at least 10% vs. prior year	11% reduction	Above Target
	Reduce non-employee cash G&A3 by 10% vs. prior year	12% reduction	Above Target
25%	Oil and Gas Reserves Growth
	Replace at least 100% of 2016 production	Replaced 215% of production[4]	Significantly Exceeded
25%	Merger and Acquisition/Portfolio Optimization
Aggressively develop new plays and pursue M&A opportunities that can provide impactful future growth
Successfully built economic inventory for future development:
- Expanded our Permian Basin play with the acquisition of ~9,600 net acres (Mustang Springs: $590.6 million)
- Acquired bolt-on acreage in core areas (Pinedale and the Williston and Permian Basins)
- Closed 19 transactions (14 acquisitions and 5 divestitures) totaling $645.2 million
Above Target

1Net debt (non-GAAP) as of December 31, 2016, was $1,601.2 million and calculated as follows:

December 31, 2016
(in millions)
Long-term debt	$2,045.0
Less: cash and cash equivalents	$443.8
Net debt (non-GAAP)	$1,601.2

2Adjusted EBITDA (non-GAAP) is calculated on page 54 of our Annual Report on Form 10-K.

3The non-employee cash G&A expense (non-GAAP) target and actual amounts for 2016 were $57.4 million and $56.0 million, respectively, and were calculated as follows:

	2015	2016
	(in millions)
G&A expense	$181.1	$198.4
Less: labor and benefits, share-based compensation and other non-cash items	$117.3	$142.4
Non-employee cash G&A expense (non-GAAP)	$63.8	$56.0
Less: 10%	$6.4	—
Targeted 2016 non-employee cash G&A	$57.4	—

4The reserve replacement ratio (non-GAAP) for purposes of our 2016 AIP awards was 215% and was calculated as the quotient of (i) net proved reserve additions, adjusted to exclude the purchase of reserves in place and price-related revisions, and (ii) annual production, as follows:

2016
Net proved reserve additions (MMBoe)	184.7
Less: purchase of reserves in place (MMBoe)	(83.3)
Plus: impact of price-related revisions (MMBoe)	18.5
Adjusted net proved reserve additions (MMBoe)	119.9
Annual production (MMBoe)	55.8
Reserve replacement ratio (non-GAAP)	215%

2016 AIP Payouts

In February 2017, our Compensation Committee determined 2016 AIP payouts for our NEOs based on Company and individual performance. In assessing Company performance, the Compensation Committee recognized excellent performance on all of the goals, particularly the record-low total recordable injury rate, the strength of the balance sheet and the growth in reserves. However, the Compensation Committee was cognizant of the continued challenging industry environment and balanced these factors in deciding on the Company score of 130%. Additionally, the Compensation Committee adjusted Mr. Doleshek's award to reflect his role in strengthening QEP's short- and long-term financial position. The following table shows the 2016 AIP payouts for our NEOs.

NEO	Base Salary	Target % of Base Salary	Company Score	Individual Performance Score	Annual Incentive Payout
Mr. Stanley	$850,000	100%	130%	100%	$1,105,000
Mr. Doleshek	$563,000	90%	130%	110%	$724,581
Mr. Torgerson	$499,000	90%	130%	100%	$583,830
Mr. Woosley	$347,000	70%	130%	100%	$315,770
Mr. Thompson	$310,000	60%	130%	100%	$241,800

Mr. Murr received a prorated AIP payout of $193,700 based on the Company score, 100% individual performance score and his service in 2016 prior to his retirement on October 1, 2016.

Long-Term Incentive Program

Our long-term incentive (LTI) program is designed to align executive compensation with long-term stock price and TSR performance, both on an absolute basis and relative to industry peers.

Our Compensation Committee first determines the total target LTI value for the annual grant to NEOs. When making this determination for 2016, as reflected in the table below, our Compensation Committee decided to reduce the total target LTI value for the majority of our officers by 10% from 2015 in recognition of oil and gas industry conditions. Mr. Thompson received an increase due to his expanded role.

Named Executive Officer	2015 LTI Grant Value	2016 LTI Grant Value	% Change
Mr. Stanley	$4,800,000	$4,320,000	(10)%
Mr. Doleshek	$2,360,000	$2,124,000	(10)%
Mr. Torgerson	$2,000,000	$1,800,000	(10)%
Mr. Woosley	$900,000	$810,000	(10)%
Mr. Thompson	$470,000	$500,000	6%

Similarly, Mr. Murr received a 10% decrease in LTI grant value, with a 2015 grant of $600,000 and a 2016 grant of $540,000.

Our Compensation Committee then determines how to deliver that value through a mix of three vehicles: PSUs, stock options and restricted stock. Our Compensation Committee believes, and many of our shareholders agree, that stock options are performance-based, because the awards have no value unless the share price increases after the grant date, which means that both shareholders and employees see an increase in value. Currently, this is evidenced by the fact that the majority of our outstanding stock option awards are underwater due to the impact significantly reduced commodity prices have had in our industry and on our stock price.

To demonstrate our commitment to pay and performance alignment and based on feedback from our shareholders, our Compensation Committee increased the allocation of LTI awards to performance-based vehicles (PSUs and stock options) in both 2016 and 2017 for our top three NEOs (Messrs. Stanley, Doleshek and Torgerson). Mindful that stock options require significantly more shares to deliver a similar target value as full-value vehicles, and given the lower grant price in 2016, our Compensation Committee limited the percentage of the 2016 LTI awards allocated to stock options to 12.5% for all of our NEOs. For 2017 LTI awards, our Compensation Committee has restored the percentage allocated to stock options to 20%, which results in 70% of our LTI awards being performance-based for our top three NEOs. The charts below reflect the mix of LTI awards for our top three NEOs in both 2016 and 2017.

2016 LTI MIX

37.5%
Restricted Stock
12.5%
Stock Options
50%
PSUs
PERFORMANCE-BASED

2017 LTI MIX

30%
Restricted Stock
20%
Stock Options
50%
PSUs
PERFORMANCE-BASED

In 2016, our other NEOs received their LTI awards in the form of 40% PSUs, 12.5% stock options and 47.5% restricted stock. For 2017, their grants were allocated as follows: 40% PSUs, 20% stock options and 40% restricted stock.

PSUs
PSUs utilize phantom shares of stock that track the value of QEP shares but are typically settled in cash. PSUs align our executive compensation with the Company’s TSR performance relative to our peers in the industry. The value realized for PSUs is dependent on both absolute stock price and our relative TSR performance over a three-year period. The chart below summarizes the features of the PSU grants to our NEOs.

Plan	Cash Incentive Plan (CIP)
Performance Measure - Relative TSR
The payout is based on the Company’s TSR over the performance period compared to the TSR of a group of peer companies over the same period. TSR combines share price appreciation and dividends paid to determine the total return to the shareholder. TSR is calculated using the average share price for the quarter immediately prior to the beginning and at the end of the performance period, and dividends paid during that period.

Vesting	PSUs vest at the end of a three-year performance period and are payable in cash or shares upon Board certification in the first quarter of the following year.
Target Number of PSUs Awarded	The target number of PSUs awarded is determined by dividing the target dollar amount of LTI to be issued as PSUs by the closing price per share of QEP common stock on the grant date.
Peer Group	For awards with a 2016-2018 performance period, granted in February 2016, the peer group is outlined in the section titled “Peer Group."
Performance Scale
The performance scale is based on QEP’s percentile rank in the peer group, with linear interpolation between each point:
•   90th percentile or above: 200% score
• 70th percentile: 150% score
• 50th percentile: 100% score
• 30th percentile: 50% score
• Below 30th percentile: 0% score

Payout Calculation
Cash payouts under the program at the end of the performance period are calculated using the following formula: Target # PSUs awarded X Performance Score X Average Q4 stock price of the final year of the performance period (Note: if awards are to be paid in shares, the same payout formula is used but would exclude the Average Q4 stock price component).

Termination Rules
For awards granted since November 2015, shares automatically vest only upon an involuntary or constructive termination following a change in control (double trigger). For awards granted before November 2015, in the event of a change in control, unvested PSUs vest immediately based on performance through the change in control. The shares do not automatically vest upon any other termination circumstance. In the event of retirement, death or disability, the number of PSUs is prorated based on termination date and paid based on actual performance at the end of the applicable performance period.

2014-2016 PSU Performance Period
The awards granted in February 2014 for the 2014-2016 performance period were eligible to vest upon the end of the performance period on December 31, 2016, subject to our relative TSR during the performance period as certified by our Compensation Committee. QEP’s TSR ranked at the 64thpercentile of our peers, which resulted in a cash payout at 78% of grant date target for each NEO who was employed as of the end of the performance period based on the vesting of 136% of the targeted number of PSUs. While our total shareholder return was strong relative to our peers, the decline in absolute share price over the period delivered a below-target result. The payout on the PSUs for the 2014-2016 performance period was as follows:

NEO	Target Award	Grant Price (2014)	Target PSUs	Vest Price (2016)	Cash Payout[1]	Cash Payout % of Target Award
Mr. Stanley	$1,920,000	$31.74	60,492	$18.15	$1,493,201	78%
Mr. Doleshek	$944,000	$31.74	29,742	$18.15	$734,168	78%
Mr. Torgerson	$640,000	$31.74	20,164	$18.15	$497,746	78%
Mr. Woosley	$276,000	$31.74	8,696	$18.15	$214,660	78%
Mr. Thompson	$164,000	$31.74	5,167	$18.15	$127,558	78%

1The payout calculation is Target # PSUs x % Performance Score (rounded up to whole shares) x Vest Price (Average Q4 stock price of final year of performance period).

Upon his retirement on October 1, 2016, Mr. Murr forfeited 385 PSUs, 2,689 PSUs and 15,415 PSUs granted in 2014, 2015 and 2016, respectively. He received a cash payout of $161,608 for the remaining (vested) 2014 PSUs at the same cash payout percentage as the other NEOs in February 2017.

Stock Options
Stock options align our executive compensation directly with the Company’s market value (or stock price) as the stock price must increase for any value to be realized. The chart below summarizes the features of the stock options granted to our NEOs.

Plan	QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (LTSIP)
Strike Price	The strike price is the price at which the holder of the stock option may purchase a share of common stock and is equal to the closing price per share of QEP common stock on the date of grant.
Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the shares vesting each year.
Award Value	The grants have no value unless the share price increases above the stock price after the grant date.
Term	Stock options expire seven years from the date of grant if not earlier exercised or forfeited.
Number of Options Awarded	The number of options awarded is determined by dividing the target dollar amount of LTI to be issued as options by the value of a stock option, determined using the Black-Scholes-Merton method.
Termination Rules
For awards granted since November 2015, all unvested options automatically vest only upon an involuntary or constructive termination following a change in control (double trigger) or upon death or disability. For awards granted before November 2015, in the event of a change in control, death or disability, all unvested options vest immediately. Unvested options are forfeited upon any other termination circumstance.

Other	The LTSIP does not permit backdating, discounting or repricing of stock options without shareholder approval.

Restricted Stock
Restricted stock aligns our executive compensation directly with the Company’s market value (or stock price), encourages retention and increases employee ownership in the Company. The chart below summarizes the features of the restricted stock granted to our NEOs.

Plan	LTSIP
Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the shares vesting each year, a feature that encourages retention.
Number of Shares Awarded	The number of shares awarded is determined by dividing the target dollar amount of LTI to be issued as restricted stock by the closing price per share of QEP common stock on the grant date.
Dividends	Dividends, if declared, are paid on unvested (restricted) shares.
Termination Rules
For awards granted since November 2015, all unvested shares automatically vest only upon an involuntary or constructive termination following a change in control (double trigger) or upon death or disability. For awards granted before November 2015, in the event of a change in control, death or disability, all unvested shares vest immediately. Unvested shares are forfeited upon any other termination circumstance.

Compensation Process

Our Compensation Committee is guided by the compensation philosophy described above and utilizes the expertise and objectivity of the independent Consultant (defined below) and competitive benchmarking to ensure our executive compensation programs continue to support our business objectives.

Compensation Committee's Decision Making Process

Our Compensation Committee meets at least once per quarter to evaluate and oversee our compensation programs, with standing agenda items that align with responsibilities outlined in the Committee Charter.
In the first quarter of each year, the Compensation Committee:

•	Assesses risks associated with our compensation programs;

•	Approves key financial, operational and strategic goals and weightings for the current year AIP based on recommendations and input from management;

•	Selects the peer group for the PSU awards and compensation benchmarking;

•	Establishes targeted compensation for the NEOs, including base salary, AIP target award and LTI grant value;

•	Assesses overall company performance against goals in the prior year;

•	Assesses performance of each NEO, including the CEO; and

•	Determines payout amounts for the prior year AIP, including, in its sole discretion, increases or decreases to individual NEO awards

With the support of the Consultant, the Compensation Committee recommends total compensation for Mr. Stanley, which is approved by all of the independent directors except Mr. Baker, who does not participate in the setting of the CEO's compensation, because Mr. Stanley serves as a director of Hecla Mining where Mr. Baker is the CEO.

At subsequent meetings throughout the year, our CEO provides updates on progress against our AIP goals and relative TSR performance under the PSU plan. The Compensation Committee also receives updates on governance and regulatory trends and analysis and benchmarking provided by the Consultant.

In the third quarter of each year, the Consultant conducts a benchmarking analysis to use as a reference point for assessing the competitiveness of QEP’s executive compensation programs. The peer group benchmarking analysis includes the 25th, 50th and 75th percentiles for each component of compensation (base salary, AIP and LTI) and total compensation for the roles of each of our executive officers, including the NEOs. Our Compensation Committee does not target a specific percentile from this analysis, but uses all the data points as guidance to allow for informed decisions. This approach provides flexibility to our Compensation Committee to address several different factors such as proficiency in role, scope of role, succession potential and internal equity.

To support specific compensation decisions, the Compensation Committee also reviews information provided by tally sheets, including but not limited to, stock ownership levels and calculations of potential payments upon various termination events.

Role of the Chief Executive Officer/Other Officers

The Compensation Committee considers input from the CEO when assessing overall company performance as well as individual performance of our other NEOs. The CEO does not participate in discussions or recommendations regarding his own compensation. Our CEO provides a written assessment of his performance to the independent directors at the end of each year. In the first quarter, the Board meeting agenda includes a discussion of Mr. Stanley's performance evaluation. In addition to the competitive analysis and other support provided by the Consultant, the Vice President, Human Resources, and her team also provide information to our Compensation Committee to aid the decision-making process, including executives’ current compensation information, succession potential, organizational considerations, alignment with internal employee programs and Company performance.

Role of the Independent Compensation Consultant

Our Compensation Committee has engaged Meridian Compensation Partners, LLC (Consultant), as its independent compensation consultant to help ensure that our executive compensation programs are competitive and consistent with our compensation philosophy. In making this decision, the Compensation Committee considered the following:

•	The Consultant’s historical performance in supporting the Compensation Committee and its familiarity with our executive compensation programs;

•	Its extensive experience and familiarity with compensation programs of our peer companies and sector;

•	The range of compensation services offered by the Consultant; and

•	The independence of the Consultant, considering the independence factors outlined by the NYSE.

Our Compensation Committee determined the scope of the engagement, which included:

•	Providing benchmarking data on executive and outside director compensation for the Compensation Committee to use in its decision-making process;

•	Providing input into plan design discussions and individual compensation actions, as needed;

•	Conducting an executive compensation program risk assessment;

•	Reviewing plan design and recommendations periodically;

•	Reviewing and providing feedback on the compensation-related disclosures in our proxy statement; and

•	Informing the Compensation Committee about recent trends, best practices and other developments affecting executive compensation.

The Consultant does not provide any other services to the Company. The Consultant attended all Compensation Committee meetings, including executive sessions as requested. The Consultant on occasion met with the Chair of the Compensation Committee or with members of management, including the CEO and Vice President, Human Resources, in carrying out these duties, but reported exclusively to our Compensation Committee. The Compensation Committee determined that the Consultant’s work in 2016 did not create any conflicts of interest and that the Consultant remains independent.

Determination of Peer Group

Our Compensation Committee maintains a peer group of companies, which consists of similarly sized, publicly traded oil and natural gas E&P companies that have similar operating and financial characteristics to us, as they represent QEP’s competition for executive talent. With the assistance of our CEO and the Consultant, our Compensation Committee reviews the composition of the peer group annually to ensure that companies remain relevant for comparative purposes. The peer group is used for determining relative TSR performance under the PSU program, and as noted below, a subset of this peer group is used for benchmarking executive compensation.

The Compensation Committee referenced compensation data gathered from industry peers in 2015 in connection with its executive compensation decisions made in early 2016. The companies below were used in the 2016 PSU grant, with the only changes from the prior year being the removals of Sandridge due to bankruptcy and Rosetta due to acquisition. A subset of these companies, in bold font below, was used for executive compensation benchmarking.

Antero Resources Corp.	Diamondback Energy Inc.	Oasis Petroleum Inc.
Cabot Oil & Gas Corp.	Encana Corp.	Range Resources Corp.
Carrizo Oil & Gas Inc.	Energen Corp.	Rice Energy Inc.
Chesapeake Energy Corp.	EP Energy Corp.	SM Energy Co.
Cimarex Energy Co.	EQT Corp.	Southwestern Energy Co.
Concho Resources Inc.	Gulfport Energy Corp.	Ultra Petroleum Corp.
Continental Resources Inc.	Laredo Petroleum Inc.	Whiting Petroleum Corp.
Denbury Resources Inc.	Newfield Exploration Co.	WPX Energy Inc.

Key Executive Compensation Design Policies and Considerations

Following are important policies and factors considered by our Compensation Committee when structuring our executive compensation.

Severance Protections

The QEP Executive Severance Plan provides certain benefits to our executives upon a qualifying termination after a change-in-control of the Company. These benefits are based on market practices and do not include any excise tax gross-ups. Our Compensation Committee believes these benefits support our business strategy by encouraging our officers to consider strategic alternatives to increase shareholder value without regard to the impact on their future employment.

For additional details regarding this plan, see the section below titled “Compensation Tables – Potential Payments Upon Termination or Change in Control.”

Executive Share Ownership Guidelines

Our Compensation Committee believes it is important to have stock ownership guidelines for executive officers to promote ownership of our common stock and align the interests of our executive officers with those of our shareholders. Our executives are required to achieve the applicable level of stock ownership within five years of the date the person first becomes an officer. Shares that count toward satisfaction of the guidelines include shares owned outright by the executive, restricted shares, shares held in the 401(k) Plan (described below), phantom stock attributable to deferred compensation under the QEP Deferred Compensation Wrap Plan and PSUs, but exclude stock options.

The ownership guidelines for our NEOs are currently established at the following minimum levels:

Named Executive Officer	Guideline	Ownership Status as of 12/31/16
Mr. Stanley	6x base salary	In compliance
Mr. Doleshek	3x base salary	In compliance
Mr. Torgerson	2x base salary	In compliance
Mr. Woosley	2x base salary	In compliance
Mr. Thompson	2x base salary	In compliance

Prior to his retirement on October 1, 2016, Mr. Murr was also subject to a 2x base salary guideline and he also was in compliance with this guideline during 2016 until his retirement.

Tax and Accounting Considerations

Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our NEOs, including the following:

•
Under Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the Code), compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

•
Section 162(m) of the Code generally precludes us from deducting for tax purposes compensation paid in excess of $1,000,000 in any taxable year to any NEO listed in the Summary Compensation Table who is employed by us at the end of such taxable year (other than our CFO), unless the compensation is “performance-based compensation” and meets certain other requirements. Our policy is primarily to design and administer compensation plans that support the achievement of short- and long-term strategic objectives and enhance shareholder value. Where it is consistent with our compensation philosophy, the Compensation Committee may also attempt to structure compensation programs to comply with the performance-based compensation exception to Code Section 162(m), or that are otherwise tax-advantageous to us. Currently, only awards under our CIP (i.e., our AIP awards and PSUs) can be structured in a manner intended to constitute performance-based compensation, although there is no requirement or guarantee that such awards will, in fact, qualify as performance-based compensation. Equity incentive awards under our LTSIP will not constitute performance-based compensation, as the LTSIP has not been approved by our shareholders subsequent to the spin-off of the Company from Questar Corporation in 2010. We note, however, that a significant portion of equity awards to our NEOs under the LTSIP are time-vested restricted stock awards, which, although consistent with our compensation philosophy, would not qualify as performance-based compensation in any event.

•
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Our Compensation Committee endeavors to structure executive compensation in a manner that is either compliant with, or exempt from the application of, Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt.

•
Fair Value of Stock-Based Payments – Awards of stock options and restricted stock under the LTSIP and awards of performance share units under the CIP are accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (FASB ASC Topic 718), formerly referred to as SFAS No. 123(R). FASB ASC Topic 718 requires the recognition of expense for the fair value of stock-based compensation. Our Compensation Committee considers the accounting and financial statement impact in evaluating QEP’s executive compensation programs.

Compensation Risk Assessment

We annually evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. Our Compensation Committee reviews a risk assessment (completed by the Consultant) of the Company’s executive and non-executive compensation programs. Based on this review, our Compensation Committee believes that while there are certain risks inherent in the nature of the Company’s business, the Company’s compensation programs do not encourage our executives or our non-executive employees to take inappropriate or excessive risks. The risk-mitigating factors considered by our Compensation Committee included the following:

•	An appropriate balance of strategic, operating and financial performance measures;

•	A compensation clawback policy for amounts paid under the AIP (see section below titled “Clawback of Compensation”);

•	An appropriate balance of fixed and at-risk compensation components;

•	A balanced mix of cash and equity, with significant weighting on long-term incentive awards;

•	Significant stock ownership requirements and policies prohibiting hedging, pledging and engaging in derivative transactions for all executives;

•	Extended three-year vesting schedules on equity grants;

•	Caps and defined thresholds for payout on most incentive awards; and

•	Compensation Committee authority over plan design and final determination of actual compensation awards.

Our Compensation Committee believes that these factors encourage all of our employees to focus on QEP’s sustained long-term performance.

Prohibition on Hedging, Pledging and Derivatives Trading

The Company has a policy that prohibits directors and officers from engaging in derivative transactions involving QEP stock for any purpose, including short-term trading, options trading, pledging, trading on margin and hedging.

Clawback of Compensation

Upon the recommendation of our Compensation Committee, our Board of Directors adopted a clawback policy in 2015 in advance of final SEC rules implementing Section 954 of the Dodd-Frank Act. Pursuant to this policy, AIP payouts to our Section 16 officers are subject to clawback in the event of a restatement of our financial statements due to fraud or misconduct, at the discretion of the Compensation Committee. Our Compensation Committee will continue to monitor the status of the anticipated SEC rules to ensure our clawback policy complies with final rules when they are implemented.

Succession Planning

QEP conducts a comprehensive succession planning process that involves assessment across the organization of employee performance and potential as well as readiness of potential successors for key roles and developmental needs. This process also helps inform our Compensation Committee in making compensation decisions. Our Compensation Committee annually reviews this process with specific focus on the CEO and his direct reports and views this as a critical process to ensure continuity of our business and to provide challenging and rewarding career opportunities for our employees.

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid to our NEOs for services rendered during the fiscal years ended 2016, 2015 and 2014, except for Mr. Thompson, who was not an NEO in 2014 and 2015, only 2016 compensation is summarized:

Name and Principal Position	Year	Salary	Bonus	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compen- sation[3]	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings[4]	All Other Compen- sation[5]	Total[6]
(a)	(b)	($)	($)	($)	($)	($)	($)	($)	($)
		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles B. Stanley Chairman, President, and CEO	2016	850,000	—	3,780,013	534,319	1,105,000	726,980	100,300	7,096,612
	2015	850,000	—	4,486,966	859,218	680,000	543,636	145,180	7,565,000
	2014	844,792	—	3,840,032	884,147	1,428,000	831,384	108,688	7,937,043
Richard J. Doleshek Executive Vice President, CFO	2016	563,000	—	1,858,508	262,707	724,581	388,479	66,602	3,863,877
	2015	563,000	—	2,498,059	422,451	405,360	322,467	93,355	4,304,692
	2014	558,417	—	1,888,022	434,712	851,256	408,342	71,219	4,211,968
Jim E. Torgerson Executive Vice President, QEP Energy	2016	499,000	—	1,575,006	222,633	583,830	—	77,162	2,957,631
	2015	499,000	—	1,600,028	358,009	359,280	—	108,779	2,925,096
	2014	494,000	—	1,280,010	294,719	754,488	—	80,320	2,903,537
Christopher K. Woosley Vice President and General Counsel	2016	347,000	—	708,754	100,185	315,770	—	51,806	1,523,515
	2015	347,000	—	975,031	201,381	194,320	—	68,906	1,786,638
	2014	343,458	—	552,022	127,105	408,072	—	55,383	1,486,040
Matthew T. Thompson Vice President, Energy	2016	305,625	—	437,508	61,844	241,800	—	43,631	1,090,408
	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—
Austin S. Murr Former Senior Vice President, Business Development	2016	273,739 [7]	—	1,192,711 [8]	348,993 [9]	193,700 [10]	—	38,862	2,048,005
	2015	298,000	—	450,024	134,259	143,040	—	54,368	1,079,691
	2014	295,292	—	440,044	101,309	275,352	—	44,663	1,156,660

1.
Amounts in column (e) include awards of PSUs granted under the CIP and restricted stock granted under the LTSIP, in each case calculated based on the grant date fair values determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures), as follows for 2016:

Name	Performance Share Units[a,b] ($)	Restricted Stock[b] ($)

Mr. Stanley	2,160,003	1,620,010
Mr. Doleshek	1,062,003	796,505
Mr. Torgerson	900,002	675,004
Mr. Woosley	324,002	384,752
Mr. Thompson	200,002	237,506
Mr. Murr	216,001[c]	976,710[d]

a.
The maximum grant date values of the PSUs (based upon QEP’s common stock price on the date of issuance, and assuming that each individual ultimately earned 200% of the total number of PSUs granted) are as follows: Mr. Stanley, $4,320,006; Mr. Doleshek, $2,124,006; Mr. Torgerson, $1,800,004; Mr. Woosley, $648,004; Mr. Thompson, $400,004; and Mr. Murr, $432,002.

b.
The grant date fair values for the 2016 PSU and restricted stock awards were determined pursuant to FASB ASC Topic 718 (excluding the effect of estimated forfeitures) by multiplying the number of units/shares awarded times the QEP stock price on the date of grant.

c.	Mr. Murr's PSUs were not accelerated.

d.
In connection with Mr. Murr's retirement on October 1, 2016, the Compensation Committee amended the vesting of all unvested restricted stock held by Mr. Murr as of September 30, 2016 (the trading day immediately prior to his retirement), which resulted in the modification of the vesting of 36,877 shares of restricted stock. Amounts shown in the Restricted Stock column includes (i) the grant date fair value of the 25,346 shares of restricted stock granted on February 16, 2016 ($256,502 as of the day of the grant), and (ii) the fair value of those same 25,346 shares of restricted stock and of 11,531 shares of restricted stock granted in prior years, to reflect the modifications on September 30, 2016 ($720,208 as of the date of the modification).

2.
Amounts in column (f) reflect the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) using the Black-Scholes-Merton method. The following table includes the assumptions used to calculate the aggregate grant date fair value of option awards reported for 2016, 2015, and 2014:

Grant Date	Assumptions
	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
2/16/2016	43.4	4.5	1.2	0[a]
2/12/2015	36.8	4.5	1.4	0.37
2/13/2014	37.2	4.5	1.3	0.25

a.	The Board suspended dividends in early 2016.

3.	Amounts in column (g) reflect the annual cash incentive awards under our CIP for 2016, which were determined by the Compensation Committee and paid out on March 1, 2017.

4.
Amounts in column (h) represent the increase in the estimated actuarial present value of benefits under the QEP Resources, Inc. Retirement Plan and the QEP Resources, Inc. Supplemental Executive Retirement Plan. These estimates are based on discount rate, mortality and other assumptions described in Footnote 3 to the 2016 Pension Benefit Table, which are consistent with those used in QEP’s consolidated financial statements (except for pre-retirement decrements). The increase in the estimated actuarial present value for Messrs. Stanley and Doleshek reflect an increase in value due to an additional year of service, compensation increases, and changes in mortality rate and discount rate assumptions used for computing the value. Messrs. Torgerson, Woosley, Thompson and Murr are not eligible to participate in these closed plans. Amounts in column (h) do not include any Nonqualified Deferred Compensation earnings, because such earnings, as reflected in the Nonqualified Deferred Compensation table column (d), do not consist of any above-market or preferential earnings.

5.
Amounts in column (i) include employer matches under the 401(k) Plan and the Deferred Compensation Wrap Plan. Employer matches under the Deferred Compensation Wrap Plan are as set forth in column (c) of the 2016 Nonqualified Deferred Compensation table. No amounts were included for perquisites and personal benefits, as the aggregate value of perquisites and personal benefits for each executive was less than $10,000.

6.	As reflected in the Summary Compensation Table above, the salary received by each of our NEOs as a percentage of his respective total compensation during the year indicated was as follows:

Name	Year	Percentage of Total Compensation
Mr. Stanley	2016	12.0%
	2015	11.2%
	2014	10.6%
Mr. Doleshek	2016	14.6%
	2015	13.1%
	2014	13.3%
Mr. Torgerson	2016	16.9%
	2015	17.1%
	2014	17.0%
Mr. Woosley	2016	22.8%
	2015	19.4%
	2014	23.1%
Mr. Thompson	2016	28.0%
Mr. Murr	2016	11.5%
	2015	27.6%
	2014	25.5%

7.	Salary for Mr. Murr includes $37,249 of accrued vacation, which was payable upon his retirement.

8.
In connection with Mr. Murr's retirement on October 1, 2016, the Compensation Committee amended the vesting of all unvested restricted stock held by Mr. Murr as of September 30, 2016 (the trading day immediately prior to his official retirement), which resulted in the modification of the vesting of 36,877 shares of restricted stock. Amounts shown in the Stock Awards column includes (i) the grant date fair value of the 25,346 shares of restricted stock granted on February 16, 2016 ($256,502 as of the day of the grant), and (ii) the fair value of those same 25,346 shares of restricted stock and of 11,531 shares of restricted stock previously granted, to reflect the modifications on September 30, 2016 ($720,208 as of the date of the modification). Mr. Murr's PSUs were not accelerated.

9.
In connection with Mr. Murr's retirement on October 1, 2016, the Compensation Committee accelerated the vesting of options to purchase 34,218 shares of common stock, which represented all unvested options held by Mr. Murr as of that date. The amendment of the options requires the presentation of the fair value of the modified options on September 30, 2016, as "new" grants in the table. Accordingly, amount shown in the Option Awards column includes the grant date fair value of the option granted February 16, 2016, to purchase 17,764 shares of common stock, as well as the fair value of that same award together with previously granted options to purchase 16,454 shares of common stock, as modified. The assumptions used to calculate the aggregate fair value of option awards modified for Mr. Murr on September 30, 2016 were as follows:

Grant Date	Assumptions
	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield[a] (%)
2/16/2016	47.4	3.2	0.9	0
2/12/2015	50.6	2.7	0.9	0
2/13/2014	54.9	2.2	0.8	0

a.	The Board suspended dividends in early 2016.

10.	Mr. Murr's annual incentive award payout for 2016 was prorated based on the number of months he was employed at QEP during 2016 before his retirement on October 1, 2016.

Grants of Plan-Based Awards for 2016

This table sets forth the plan-based awards granted to the NEOs during 2016. For non-equity and equity incentive plans, it provides the ranges of possible awards. For stock and option awards, the table sets forth the number of shares or options granted and the grant date fair values of those awards.

Name	Grant Date			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards[6] ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles B. Stanley	2/16/16	AIP	[1,2]	-	850,000	1,700,000
	2/16/16	PSU	[3]				106,720	213,439	426,878				2,160,003
	2/16/16	SO	[4]								142,106	10.12	534,319
	2/16/16	RS	[5]							160,080			1,620,010
Richard J. Doleshek	2/16/16	AIP	[1,2]	-	506,700	1,013,400
	2/16/16	PSU	[3]				52,471	104,941	209,882				1,062,003
	2/16/16	SO	[4]								69,869	10.12	262,707
	2/16/16	RS	[5]							78,706			796,505
Jim E. Torgerson	2/16/16	AIP	[1,2]	-	449,100	898,200
	2/16/16	PSU	[3]				44,467	88,933	177,866				900,002
	2/16/16	SO	[4]								59,211	10.12	222,633
	2/16/16	RS	[5]							66,700			675,004
Christopher K. Woosley	2/16/16	AIP	[1,2]	-	242,900	485,800
	2/16/16	PSU	[3]				16,008	32,016	64,032				324,002
	2/16/16	SO	[4]								26,645	10.12	100,185
	2/16/16	RS	[5]							38,019			384,752
Matthew T. Thompson	2/16/16	AIP	[1,2]	-	186,000	372,000
	2/16/16	PSU	[3]				9,881.5	19,763	39,526				200,002
	2/16/16	SO	[4]								16,448	10.12	61,844
	2/16/16	RS	[5]							23,469			237,506
Austin S. Murr	2/16/16	AIP	[1,2]	-	178,800	357,600
	2/16/16	PSU	[3]				10,672	21,344	42,688				216,001
	2/16/16	SO	[4]								17,764	10.12	66,793
	2/16/16	RS	[5]							25,346			256,502
	9/30/16	SO	[7]								3,330	31.74 [8]	11,156
	9/30/16	SO	[7]								13,124	21.69 [8]	75,463
	9/30/16	SO	[7]								17,764	10.12 [8]	195,582
	9/30/16	RS	[7]							36,877			720,208

1.
The amounts included in these columns reflect estimated future cash payouts under the annual incentive program of our CIP based on actual base salaries for 2016. Actual incentive payouts earned in 2016 are reflected in the Non-Equity Incentive Plan Compensation column (g) of the Summary Compensation Table.

2.	There is no applicable threshold for the AIP.

3.
This row represents the range of the number of PSUs that may be earned with respect to PSUs granted pursuant to our CIP in 2016. Payment for earned awards is made in cash after the end of the performance period. If threshold levels of performance are not met, then actual payout will be zero.

4.	This row sets forth options granted pursuant to our LTSIP during 2016.

5.	This row sets forth the annual grants of restricted stock pursuant to our LTSIP during 2016.

6.	The exercise price represents the closing price per share of QEP common stock on grant date.

7.
As noted in footnotes 8 and 9 of the Summary Compensation Table, the Compensation Committee amended the terms of Mr. Murr's (i) restricted stock agreements under the LTSIP to accelerate the vesting of 36,877 shares of restricted stock, and (ii) stock option agreements under the LTSIP to accelerate the vesting of stock options to purchase 34,218 shares of common stock, both effective September 30, 2016. Without such amendments, all awards would have been forfeited. The modification of the awards requires the presentation of the amended awards as "new" grants in this table.

8.
The exercise price represents the closing price per share of QEP common stock on the original grant date. The exercise price was not modified when the stock option was accelerated in connection with Mr. Murr's retirement.

Outstanding Equity Awards at Fiscal Year-End 2016

This table shows outstanding equity awards for the NEOs. All values shown are as of December 31, 2016.

Name (a)	Option Awards						Stock Awards
							Restricted Stock			PSUs
	Shares of Common Stock Underlying Unexercised Options Exercisable (#) (b)		Shares of Common Stock Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Charles B. Stanley	62,000				27.55	3/5/2017	20,164	[1]	371,219	88,521	[5]	1,629,672
	63,588				39.07	2/25/2018	74,382	[2]	1,369,373	213,439	[6]	3,929,412
	90,350				30.90	2/13/2019	160,080	[3]	2,947,073
	100,088				30.12	2/13/2020
	58,130		29,064	[1]	31.74	2/13/2021
	41,995		83,990	[2]	21.69	2/12/2022
	0		142,106	[3]	10.12	2/16/2023
Richard J. Doleshek	30,000				27.55	3/5/2017	9,914	[1]	182,517	43,523	[5]	801,258
	30,958				39.07	2/25/2018	44,383	[2]	817,091	104,941	[6]	1,931,964
	43,542				30.90	2/13/2019	78,706	[3]	1,448,977
	48,956				30.12	2/13/2020
	28,581		14,290	[1]	31.74	2/13/2021
	20,648		41,295	[2]	21.69	2/12/2022
	0		69,869	[3]	10.12	2/16/2023
Jim E. Torgerson	16,000				27.55	3/5/2017	6,721	[1]	123,734	36,884	[5]	679,034
	12,551				39.07	2/25/2018	24,589	[2]	452,683	88,933	[6]	1,637,257
	26,126				30.90	2/13/2019	66,700	[3]	1,227,947
	28,286				30.12	2/13/2020
	5,090				27.98	9/3/2020
	19,377		9,688	[1]	31.74	2/13/2021
	17,498		34,996	[2]	21.69	2/12/2022
	0		59,211	[3]	10.12	2/16/2023
Christopher K. Woosley	9,892				28.67	8/1/2019	2,898	[1]	53,352	10,374	[5]	190,985
	14,143				30.12	2/13/2020	23,052	[2]	424,387	32,016	[6]	589,415
	8,357		4,178	[1]	31.74	2/13/2021	38,019	[3]	699,930
	9,843		19,685	[2]	21.69	2/12/2022
	0		26,645	[3]	10.12	2/16/2023
Matthew T. Thompson	3,181				27.98	9/3/2020	1,722	[1]	31,702	5,418	[5]	99,745
	4,966		2,482	[1]	31.74	2/13/2021	4,622	[4]	85,091	19,763	[6]	363,837
	5,140		10,280	[2]	21.69	2/12/2022	7,223	[2]	132,975
	0		16,448	[3]	10.12	2/16/2023	23,469	[3]	432,064
Austin S. Murr	12,000				27.55	3/5/2017		[8]		4,227	[5,9]	77,819
	7,531				39.07	2/25/2018				5,929	[6,9]	109,153
	11,430				30.90	2/13/2019
	11,967				30.12	2/13/2020
	9,991	[7]			31.74	2/13/2021
	19,686	[7]			21.69	2/12/2022
	17,764	[7]			10.12	2/16/2023

1.	Shares vested on March 5, 2017.

2.	50% of these shares vested on March 5, 2017 and 50% will vest on March 5, 2018.

3.	33.3% of these shares vested on March 5, 2017; 33.3% will vest on March 5, 2018; and 33.3% will vest on March 5, 2019.

4.	Shares will vest on September 5, 2017.

5.
Shares will vest on December 31, 2017 (the end of the three-year performance period covered by the PSU) but are not payable until Board certification, which occurs in the first quarter of the following year. These amounts represent the target number of PSUs awarded under our CIP. Each PSU represents a contingent right to receive the fair market value of one share of QEP common stock. The actual number of shares that may be earned (and, therefore, the actual cash payout amount) will range from 0% to 200% of the number of PSUs awarded, depending on QEP’s relative TSR in comparison to a peer group of companies during the three-year period ending December 31, 2017.

6.
Shares will vest on December 31, 2018 (the end of the three-year performance period covered by the PSU) but are not payable until Board certification, which occurs in the first quarter of the following year. These amounts represent the target number of PSUs awarded under our CIP. Each PSU represents a contingent right to receive the fair market value of one share of QEP common stock. The actual number of shares that may be earned (and, therefore, the actual cash payout amount) will range from 0% to 200% of the number of PSUs awarded, depending on QEP’s relative TSR in comparison to a peer group of companies during the three-year period ending December 31, 2018.

7.
The vesting of stock options to purchase 34,218 shares of common stock was accelerated upon Mr. Murr's retirement. Therefore, all of Mr. Murr's stock options are fully exercisable. In addition, the term of the options was amended to provide that all vested options retain their original expiration date.

8.
In connection with Mr. Murr's retirement on October 1, 2016, the Compensation Committee amended the vesting of all unvested restricted stock held by Mr. Murr as of September 30, 2016 (the trading day immediately prior to his retirement), which resulted in the vesting of all of his shares of restricted stock.

9.	These numbers reflect net PSUs after forfeitures upon retirement.

Option Exercises and Stock Vested in 2016

Name	Options Exercised[1]		Stock Awards[2]
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Charles B. Stanley	0	0	159,981	$2,330,957
Richard J. Doleshek	0	0	83,393	$1,203,068
Jim E. Torgerson	0	0	58,279	$881,444
Christopher K. Woosley	0	0	28,651	$389,461
Matthew T. Thompson	0	0	19,556	$303,590
Austin S. Murr	0	0	54,732	$974,817

1.	This table does not reflect 2016 exercises of stock options to purchase Questar common stock.

2.
Amounts shown in these columns reflect restricted stock awards that vested during 2016 and payouts of PSUs for the 2014-2016 performance period. The values realized on vesting of the restricted stock are calculated based on the closing price per share of QEP common stock on the vesting date multiplied by the number of shares vested, and the values realized on payout of the PSUs are calculated based on the average closing price per share of QEP common stock during the final quarter of the performance period multiplied by the number of PSUs earned (136% of PSUs granted in 2014), pursuant to the terms of the PSU awards. Values are as follows:

Name	Restricted Stock		PSUs
	Number of Shares (#)	Value	Number of PSUs (#)	Value
Mr. Stanley	77,711	$837,756	82,270	$1,493,201
Mr. Doleshek	42,943	$468,900	40,450	$734,168
Mr. Torgerson	30,855	$383,698	27,424	$497,746
Mr. Woosley	16,824	$174,801	11,827	$214,660
Mr. Thompson	12,528	$176,032	7,028	$127,558
Mr. Murr [a]	45,828	$813,209	8,904	$161,608

a.
The vesting on Mr. Murr's restricted stock awards was accelerated on September 30, 2016 (the trading day immediately prior to his official retirement on October 1, 2016). The vesting on his PSUs was not accelerated. Pursuant to the terms of Mr. Murr's PSU award agreements, a prorated amount of his PSUs for the 2014-2016 performance period was paid to Mr. Murr based on the number of months he was employed by QEP during the performance period. PSUs for the 2015-2017 and the 2016-2018 performance periods will be prorated in the same manner.

Retirement Plans

QEP Pension Plan
The Company maintains the QEP Resources, Inc. Retirement Plan (Pension Plan), which is a defined benefit pension plan closed to new participants and frozen with respect to future benefit accruals. At the time of the spin-off of QEP from Questar Corporation (the Spin-off), the assets and liabilities for all active QEP participants in the Questar Retirement Plan were apportioned to a trust of the Pension Plan. At the time of the Spin-off, executives who participated in both the Questar Retirement Plan and the Questar Supplemental Executive Retirement Plan had their Pension Plan benefits “frozen” and therefore ceased to accrue future benefits under the Pension Plan. Each eligible executive receives all future pension plan benefits under the QEP Resources, Inc. Supplemental Executive Retirement Plan (SERP) described below. Messrs. Stanley and Doleshek are the only NEOs who participate in the Pension Plan.

Participants may retire under the Pension Plan at age 62 or later without a benefit reduction due to age. Participants who are at least age 55 and have at least 10 years of service are eligible for early retirement with a reduction to their benefit of 0.2083% per month for each month from the date of retirement to age 62. Mr. Stanley is the only NEO eligible for early retirement under the Pension Plan and the SERP. Participants eligible for and taking early retirement prior to age 62 also receive a temporary supplement until age 62 that is tied to years of service. Participants with a vested benefit who terminate employment before age 55 or before having 10 years of credited service generally may commence their benefit under the Pension Plan as early as age 55, but such benefit is reduced by 0.5% per month prior to age 65. Other than the granting of two additional years of service in connection with a change in control under our CIC Plan, we do not grant extra years of credited service.

Supplemental Executive Retirement Plan
Certain NEOs and other key employees participate in the SERP, which generally provides highly compensated employees with supplemental retirement benefits to compensate for the limitations imposed by federal tax laws on benefits payable from the Pension Plan. Participation in the SERP is limited to eligible individuals (i) whose annual compensation is expected to exceed the IRS-imposed compensation cap ($265,000 in 2016) that can be taken into account in determining benefits under the Pension Plan and/or (ii) who have deferred compensation pursuant to the terms of the Deferred Compensation Wrap Plan. The SERP generally provides benefits equal to the difference between the benefits payable under the Pension Plan and the benefits that would be payable under such plan if the limits on the annual compensation were not applicable, if the participant had not voluntarily chosen to defer any compensation under the terms of the Deferred Compensation Wrap Plan (as described below), and if benefit accruals were continuing under the Pension Plan. Messrs. Stanley and Doleshek are the only NEOs who participate in the SERP.

Upon the Spin-off, the qualified and non-qualified retirement plan benefits for active QEP executives who participated in the Questar SERP (Transferred SERP Participants) were transferred to the Pension Plan and SERP, respectively. Their qualified benefits under the Pension Plan were frozen as of June 30, 2010. All pension benefits earned after June 30, 2010 for Transferred SERP Participants are accrued in the SERP. Benefits in the SERP are calculated as follows: the total retirement benefit based on the benefit formula under the Pension Plan (including compensation in excess of the IRS limit and any deferred compensation and assuming benefits were continuing to accrue), less the (frozen) benefit payable to the participant under the Pension Plan.

2016 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Charles B. Stanley	Pension Plan	8.5	[1]	434,872	[2,3]	0
	SERP	15.0		6,557,619	[2,3]	0
Richard J. Doleshek	Pension Plan	1.0	[1]	55,939	[2,3]	0
	SERP	8.0		2,414,344	[2,3]	0
Jim E. Torgerson[4]	Pension Plan
	SERP
Christopher K. Woosley[4]	Pension Plan
	SERP
Matthew T. Thompson[4]	Pension Plan
	SERP
Austin S. Murr[4]	Pension Plan
	SERP

1.	This number reflects years of service before participation in the Pension Plan was frozen.

2.
The NEOs’ accrued retirement plan benefits as of June 30, 2010, are frozen. Instead of continued participation in the Pension Plan, the NEOs accrue all future benefits after June 30, 2010, in our SERP.

3.
The present value of accumulated benefits for each NEO is based on an assumed retirement date of the later of (a) age 62 (the earliest age at which a participant may retire under the Pension Plan without a benefit reduction due to age) and (b) December 31, 2016. The calculation above and the calculation for the change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table use the following assumptions for each NEO:

Assumption	Pension Plan	SERP
Retirement Age	62	62
Marital Status	Actual (married)	Actual (married)
Form of Payment	Married electing 50% Joint & Survivor annuity	Lump sum
Discount Rate	4.1% as of 12/31/16	3.2% as of 12/31/16, with a SERP lump sum discount rate of 3.6%
Mortality	RP-2014 "Healthy Annuitants" sex-dinstinct tables without collar adjustments, adjusted backward to 2006 with MP-2014, projected forward with generational projections using MP-2016	1983 Gross Annuity Mortality Table (Unisex)
Pre-retirement Decrements (a)	None	None

a.	Consistent with SEC guidance, pre-retirement decrements for pre-retirement mortality, disability, termination, etc., have been excluded.

4.	Messrs. Torgerson, Woosley, Thompson and Murr are not participants in either the Pension Plan or the SERP, as they joined the Company after the Pension Plan was closed to new participants.

Savings Plans

Employee Investment Plan (401(k) Plan)
QEP offers its employees, including its NEOs, the opportunity to contribute a portion of their salary and/or annual incentive payment up to annual IRS compensation limits to the 401(k) Plan. In 2016, the Company provided matching contributions for employees not covered by the Pension Plan equal to 100% of an employee’s contributions up to 8% of eligible compensation, or up to 6% for employees who were eligible for the Pension Plan. The employee deferrals and employer contributions are invested, as directed by the participant, in mutual funds or QEP common stock.

Deferred Compensation Wrap Plan
QEP allows officers, along with certain other key employees, to defer the receipt of compensation under the Deferred Compensation Wrap Plan. The Deferred Compensation Wrap Plan includes both a deferred compensation program and a 401(k) supplemental program.

Deferred Compensation Program of the Deferred Compensation Wrap Plan
This program allows officers and certain key employees to defer taxable income and provide for future financial needs. Eligible employees may defer a portion of their base salaries and cash incentives for a maximum of 10 years after termination of employment. Amounts deferred under this program are matched by the Company at the same rate as in the 401(k) Plan.

401(k) Supplemental Program of the Deferred Compensation Wrap Plan
This program allows NEOs and certain key employees whose compensation exceeds the IRS limit on compensation that may be taken into account for qualified plan purposes ($265,000 in 2016) to defer up to 8% of their salaries in excess of the IRS limit for those employees who are not eligible for the closed Pension Plan and up to 6% for those employees who are eligible for the Pension Plan. The Company provides a matching contribution on this deferred amount as if that amount had been contributed to the 401(k) Plan.

Gains and losses on the deferred amounts are tracked against participant-selected investments. Participants select their investments from a variety of investment options, including QEP phantom stock and an array of mutual funds.

2016 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY1,2 ($) (b)	Company Contributions in Last FY3 ($) (c)	Aggregate Earnings in Last FY4 ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Charles B. Stanley	348,500	75,900	558,119	—	4,073,502
Richard J. Doleshek	232,721	42,202	271,656	—	2,078,638
Jim E. Torgerson	56,662	47,462	276,474	—	3,177,836
Christopher K. Woosley	25,306	25,306	10,375	—	244,043
Matthew T. Thompson	57,155	17,131	27,959	—	314,694
Austin S. Murr	9,162	9,162	40,911	—	381,766

1.
The NEOs automatically participate in the QEP 401(k) Supplemental Program of the Deferred Compensation Wrap Plan when their compensation exceeds the IRS limit. For those who do not participate in our closed pension plan (Messrs. Torgerson, Woosley, Thompson and Murr), 8% of qualified compensation in excess of the IRS limit is automatically contributed pursuant to the QEP 401(k) Supplemental Program and receives an employer match as if contributed to the 401(k) Plan. For those who do participate in our closed pension plan, Messrs. Stanley and Doleshek, the contribution and match amount is 6%.

2.
In 2016, Messrs. Stanley, Doleshek, Torgerson, Woosley, Thompson and Murr each deferred compensation under the Deferred Compensation Program of the Deferred Compensation Wrap Plan. Amounts deferred receive the same applicable employer match as if contributed to the 401(k) Plan.

3.	Amounts contributed by the Company pursuant to the Deferred Compensation Wrap Plan are included in the All Other Compensation column (i) of the Summary Compensation Table.

4.	Aggregate earnings are not included in the Summary Compensation Table because they do not consist of any above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Change in Control: Executive Severance Plan
Pursuant to the Executive Severance Plan (the CIC Plan), each of our executives is entitled to certain severance benefits if he or she is terminated for any reason other than for cause, death or disability, or if the executive terminates employment for “good reason”, at any time following consummation of a change of control and prior to the third anniversary thereafter (a “qualifying termination”).

Assuming there is a qualifying termination within three years after a change in control, the severance benefits upon termination under the CIC Plan include the following:

•
A cash severance payment equal to 3x (in the case of Messrs. Stanley and Doleshek) or 2x (in the case of the other NEOs) the sum of annual base salary and the average of the annual bonuses they actually received for the three fiscal years prior to the change in control;

•	A prorated award from the annual incentive program for the year of termination;

•	Accelerated vesting of PSUs granted under the CIP, paid out based on actual performance through the date of the change in control;

•	Equity incentive awards under the LTSIP will vest in full;

•
For Pension Plan participants, a payment representing the difference between the net present value of the benefits under the Pension Plan and the SERP calculated at the time of their termination (retirement benefit), and the retirement benefit with two additional years of credited service; and

•
Continuation of medical and dental insurance coverage, basic and supplemental life insurance, and accidental death or dismemberment and disability coverage under current employee plans for two years at no cost to the executive.

In November 2015, the Compensation Committee amended the CIC Plan, in conjunction with an amendment to the LTSIP, to provide, on a prospective basis, that new awards granted under the LTSIP will vest in connection with a change in control of the company on a “double trigger” basis (i.e., only if the change in control is accompanied by a subsequent involuntary or, for executives, constructive termination of employment). The Compensation Committee determined that implementing a double trigger going forward for new awards was appropriate as a best practice based on input provided from its independent compensation consultant. The amendments do not impact the terms of any previously granted awards under the LTSIP; therefore, awards granted prior to November 2015 vest in full immediately prior to a change of control.

Under the CIC Plan, a change in control is deemed to have occurred if:

(i)
Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company; or

(ii)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of June 30, 2010, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on June 30, 2010, or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
The Company’s shareholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
The Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A change in control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

Under the CIC Plan, “good reason” means any of the following events or conditions which occur without the participant’s written consent, and which remain in effect after notice has been provided by the participant to the Company of such event and the expiration of a 30-day cure period:

(i)	A material diminution in the participant’s annual base salary, target bonus under the AIP or LTI award opportunity under the CIP or LTSIP;

(ii)	A material diminution in the participant’s authority, duties, or responsibility;

(iii)
A material diminution in the authority, duties, or responsibilities of the supervisor to whom the participant is required to report, including a requirement that a participant report to a corporate officer or employee instead of reporting directly to the Board;

(iv)	A material diminution in the budget over which the participant retains authority;

(v)	A material change in the geographic location at which the participant performs services; or

(vi)	Any other action or inaction that constitutes a material breach by an employer of the participant’s employment agreement (if any).

Payments Upon Termination
The following table sets forth the estimated payments due to NEOs under various termination scenarios1. The table assumes the termination date occurred on December 31, 2016, unless otherwise noted.

Compensation Component	With or Without Cause or Resignation	Death or Disability	Retirement		Qualifying Termination Within 3 Years After a Change in Control[2]
Cash Severance	N/A	N/A	N/A		2-3x base salary + 2-3x three-year average annual incentive paid
Annual Incentive	Forfeit	Prorated award	Prorated award		Prorated award
Equity Awards (Restricted Stock and Stock Options)	Forfeit unvested equity	Accelerated vesting of all unvested awards	Forfeit unvested equity		Accelerated vesting of all unvested awards
Performance Share Units	Forfeit	Prorated award	Prorated award		Accelerated vesting of all unvested awards
Welfare Benefits	N/A	N/A	N/A		2-3 years of continued benefits
Retirement Benefits	N/A	N/A	N/A		Additional 2 years of vesting and service

Mr. Stanley
Cash Severance	—	—	—		$5,483,000
Annual Incentive	—	$850,000	$850,000		$850,000
Equity Awards	—	$5,865,723	—		$5,865,723
PSUs	—	$3,910,826	$3,910,826		$7,073,658
Welfare & Retirement Benefits[3]	—	—	—		$1,021,075
Total	—	$10,626,549	$4,760,826		$20,293,456

Mr. Doleshek
Cash Severance	—	—	N/A	[4]	$3,432,516
Annual Incentive	—	$506,700	N/A	[4]	$506,700
Equity Awards	—	$3,027,799	N/A	[4]	$3,027,799
PSUs	—	$1,922,829	N/A	[4]	$3,477,891
Welfare & Retirement Benefits[3]	—	—	N/A	[4]	$705,934
Total	—	$5,457,328	N/A	[4]	$11,150,840

Mr. Torgerson
Cash Severance	—	—	N/A	[5]	$2,009,679
Annual Incentive	—	$449,100	N/A	[5]	$449,100
Equity Awards	—	$2,295,223	N/A	[5]	$2,295,223
PSUs	—	$1,503,300	N/A	[5]	$2,821,149
Welfare & Retirement Benefits[3]	—	—	N/A	[5]	$57,754
Total	—	$4,247,623	N/A	[5]	$7,632,905

Compensation Component	With or Without Cause or Resignation		Death or Disability	Retirement		Qualifying Termination Within 3 Years After a Change in Control[2]

Mr. Woosley
Cash Severance	—		—	N/A	[5]	$1,249,595
Annual Incentive	—		$242,900	N/A	[5]	$242,900
Equity Awards	—		$1,398,556	N/A	[5]	$1,398,556
PSUs	—		$541,522	N/A	[5]	$998,127
Welfare & Retirement Benefits[3]	—		—	N/A	[5]	$56,623
Total	—		$2,182,978	N/A	[5]	$3,945,801

Mr. Thompson
Cash Severance	—		—	NA	[5]	$942,832
Annual Incentive	—		$186,000	NA	[5]	$186,000
Equity Awards	—		$818,187	NA	[5]	$818,187
PSUs	—		$317,145	NA	[5]	$592,951
Welfare & Retirement Benefits[3]	—		—	NA	[5]	$56,348
Total	—		$1,321,332	NA	[5]	$2,596,318

Mr. Murr
Cash Severance	—		N/A	N/A	[5]	N/A
Annual Incentive	$193,700		N/A	N/A	[5]	N/A
Equity Awards	$887,367	[6]	N/A	N/A	[5]	N/A
PSUs	$161,608	[7]	N/A	N/A	[5]	N/A
Welfare & Retirement Benefits[3]	—		N/A	N/A	[5]	N/A
Total	$1,242,675		N/A	N/A	[5]	N/A

1.	Figures for Mr. Murr reflect the actual payments upon his retirement on October 1, 2016.

2.	A “Qualifying Termination” refers to a termination of the executive’s employment by QEP without cause or by the executive for good reason under the CIC Plan.

3.
Upon any triggering event Messrs. Stanley and Doleshek are eligible for benefits under the Pension Plan and the SERP, and each of the NEOs is eligible for benefits under the Deferred Compensation Wrap Plan. Please see “2015 Pension Benefits Table” and the “Nonqualified Deferred Compensation Wrap Plan” for an estimated value of such benefits.

4.	Mr. Doleshek is not yet eligible for early retirement, as he does not have 10 years of service.

5.	Messrs. Torgerson, Woosley, Thompson and Murr do not participate in the Pension Plan, so their retirement would be treated as a resignation.

6.
The Compensation Committee accelerated the vesting of Mr. Murr's unvested restricted stock and stock option awards; additionally, his option awards were amended to retain their original expiration date.

7.
Pursuant to the terms of Mr. Murr's PSU award agreement, a prorated amount of his PSUs for the 2014-2016 performance period was paid to Mr. Murr based on the number of months he was employed by QEP in 2016.

DIRECTOR COMPENSATION

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors spend in fulfilling their duties to our Company and our shareholders as well as the skill level required by our directors. The Compensation Committee is responsible for determining the type and amount of compensation for independent directors. The Compensation Committee engaged its independent compensation consultant, Meridian Compensation Partners, LLC, to assist in the annual review of director compensation by providing benchmark compensation data and recommendations for compensation program design. Employee directors are not separately compensated for their service on the Board. Therefore, Mr. Stanley has been omitted from the Director Compensation Table.

Similar to our executive officers, our independent directors are subject to stock ownership guidelines to align their interests with those of our shareholders. Pursuant to these guidelines, each independent director is expected to own stock worth a minimum of 5x annual cash compensation. As of December 31, 2016, all of our independent directors were in compliance with these guidelines.

Retainer and Meeting Fees
The table below describes the director compensation program for 2016. All retainer and meeting fees remained the same from 2015, except that in February 2016, the Board reduced LTI award values by 10% from $200,000 in 2015 to $180,000 in recognition of industry conditions and to be aligned with the 10% reduction of LTI award values for our NEOs.

Type of Fee	Amount ($)
Annual Director Retainer	70,000
Additional Audit Committee Chair Retainer	15,000
Additional Compensation Committee Chair Retainer	15,000
Additional Other Committee Chair Retainer	10,000
Additional Lead Director Retainer	25,000
Annual Restricted Stock Grant Under the LTSIP	180,000

Director Deferred Compensation Plan
Non-employee directors are eligible to participate in the QEP Resources, Inc. Deferred Compensation Plan for Directors (the Director Deferred Compensation Plan), which allows independent directors to defer compensation paid to them. Cash fees can be deferred as either QEP phantom stock or as a deemed investment in an array of mutual funds. Equity compensation can be deferred as QEP phantom stock. Directors are credited with earnings and dividends on the phantom stock. Payments of deferred compensation are made upon a director’s cessation of board service, and a director may elect to have the payments made in cash or shares of QEP common stock.

Director Compensation Table
The table below sets forth total director compensation earned by each independent director during 2016.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Phillips S. Baker, Jr. [3]	77,500	180,004	257,504
Julie A. Dill	70,000	180,004	250,004
Robert F. Heinemann [4]	77,500	180,004	257,504
M. W. Scoggins [5]	95,000	180,004	275,004
William L. Thacker, III	70,000	180,004	250,004
David A. Trice [6]	95,000	180,004	275,004

1.	Certain directors deferred director fees under the Director Deferred Compensation Plan as follows: Dill, $70,000; Scoggins, $95,000; and Thacker, $70,000.

2.
The dollar amount indicated for each of these restricted stock awards under the LTSIP is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, by multiplying the number of shares awarded by the QEP stock price on the date of grant. On February 16, 2016, all independent directors of QEP as of that date elected to defer their grant of QEP restricted stock and to receive phantom stock. The number of shares of restricted stock granted and deferred as phantom stock in 2016 and the outstanding aggregate phantom stock balances as of December 31, 2016, for each director were as follows:

Name	Number of Restricted Shares/Restricted Stock Units Issued in 2016 (#)	Number of Restricted Shares Deferred as Phantom Stock in 2016 (#)	Phantom Stock Balances as of 12/31/16 (#)
Phillips S. Baker, Jr.	—	17,787	49,571
Julie A. Dill	—	17,787	37,518
Robert F. Heinemann	—	17,787	33,407
M. W. Scoggins	—	17,787	115,418
William L. Thacker, III	—	17,787	34,141
David A. Trice	—	17,787	47,863

3.	Mr. Baker served as our Audit Committee Chair until May 2016 and received a prorated committee chair retainer of $7,500 in addition to his annual board retainer of $70,000.

4.	Mr. Heinemann was appointed as our Compensation Committee Chair in May 2016 and received a prorated committee chair retainer of $7,500 in addition to his annual board retainer of $70,000.

5.
Dr. Scoggins served as our Lead Director and Governance Committee Chair until May 2016, and after that he was appointed as our Audit Committee Chair for the remainder of 2016. Consequently, he received a prorated Lead Director retainer of $12,500, a prorated Governance Committee Chair retainer of $5,000, and a prorated Audit Committee Chair retainer of $7,500, in addition to his annual board retainer of $70,000.

6.
Mr. Trice served as our Compensation Committee Chair until May 2016, and after that he was appointed as our Lead Director and Governance Committee Chair for the remainder of 2016. Consequently, he received a prorated Compensation Committee Chair retainer of $7,500, a prorated Lead Director retainer of $12,500, and a prorated Governance Committee Chair retainer of $5,000, in addition to his annual board retainer of $70,000.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2016, we have an equity incentive compensation plan, the LTSIP, under which shares of our common stock are authorized for issuance to directors, officers, employees and consultants. All outstanding awards relate to our common stock.

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	2,359,623	$25.26	7,148,370
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	2,359,623	$25.26	7,148,370

ITEM NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are seeking a non-binding advisory vote from shareholders to approve the compensation awarded to our NEOs as described in the Compensation Discussion and Analysis section of this proxy statement. Currently, we seek the advisory vote of our shareholders to approve the compensation of our NEOs annually.

The Company has adopted comprehensive executive compensation programs. This proxy statement discloses material information regarding the compensation of the Company’s NEOs so that shareholders can evaluate the Company’s approach to compensating its executives. The Company and the Compensation Committee of the Board continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation and to be responsive to the concerns of our shareholders.

We expanded our shareholder outreach program in 2015 and continued that program in 2016 in order to stay informed of our shareholders' views on our executive compensation. Our 2016 outreach included contacting shareholders representing more than 65% of our outstanding shares and having conversations with a variety of major shareholder representatives. The feedback received from these conversations has been shared with our Compensation Committee and Board for consideration when making future executive compensation decisions. Receiving feedback from our shareholders is important to us, and we will continue our shareholder engagement program. Please refer to the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders of QEP Resources, Inc. common stock approve the compensation of the Company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables and related material disclosed in the proxy statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our executive compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares represented and entitled to vote either in person or by proxy. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

The Board of Directors recommends that you vote FOR this proposal.

ITEM NO. 3 – ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act, our shareholders are entitled to vote on whether the advisory shareholder vote to approve executive compensation should occur every one, two or three years. Shareholders may also abstain from casting a vote. After careful consideration, our Board concluded that an annual advisory vote on executive compensation is the most appropriate alternative for the Company. The Board considered various factors in reaching its conclusion, including, among others, shareholders’ ability to provide input on executive compensation and corporate governance matters, shareholder feedback and market practices.
The Board believes that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Company’s proxy statement each year, which is consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

Further, prior voting results and recent engagement with our shareholders support the Board’s recommendation of an annual vote, as does common market practice. In 2011, the last time our shareholders voted on voting frequency, over 80% of the votes cast supported annual voting. During 2016, the Company contacted shareholders holding more than 65% of the Company’s common stock, and all but one of such shareholders preferred an annual advisory vote, suggesting that strong shareholder support for an annual advisory vote on executive compensation continues. In addition to continued shareholder support, annual advisory votes on executive compensation are standard market practice. According to Meridian, the Company’s compensation consultant, when say-on-pay voting was introduced in 2011, over 90 percent of the S&P 500 opted to put executive pay programs to a shareholder vote every year, and annual voting remains the predominant practice in 2016.

We look forward to hearing from you on this proposal. You may cast a vote on your preference for annual, biennial, or triennial frequency of advisory votes on executive compensation, or you may abstain from voting on the proposal. This vote is advisory in nature and is not binding on our Board. Although the vote is not binding, the Board values the opinions of its shareholders and will give significant consideration to the voting outcome when determining the frequency of shareholder voting on executive compensation. The Board may, however, conclude that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our shareholders.

The option that receives the most affirmative votes cast in person or by proxy at the meeting will be approved on an advisory basis. Abstentions and broker non-votes will not affect the outcome of this proposal. Because this item seeks input from our shareholders and provides shareholders with multiple term options from which to vote, there is no minimum vote required on this proposal.

The Board of Directors recommends that you vote “FOR” the option of once every year as the preferred frequency for the advisory vote on executive compensation.

ITEM NO. 4 – REAPPROVAL OF MATERIAL TERMS OF THE QEP RESOURCES, INC. CASH INCENTIVE PLAN

In 2012, our Board adopted the QEP Resources, Inc. Cash Incentive Plan, which provides tax-deductible cash incentive awards under Section 162(m) of the Code. The QEP Resources, Inc. Cash Incentive Plan was amended on October 26, 2015 (as amended, the “2012 Cash Incentive Plan”), to include a double-trigger change in control provision and to make awards under the plan subject to the Company’s compensation clawback policy. The complete text of the 2012 Cash Incentive Plan, as amended and restated to include the October 2015 amendments, is included as Appendix A to this Proxy Statement.

For the 2012 Cash Incentive Plan to continue to qualify under Section 162(m), the employees eligible to receive awards, the business criteria used to establish performance goals, and the maximum awards that may be granted to any participant must be reapproved by the Company’s shareholders every five years. The Company obtained shareholder approval of the material terms of the 2012 Cash Incentive Plan at the annual meeting of shareholders in 2012. We are requesting reapproval by shareholders of the material terms of the 2012 Cash Incentive Plan at the Annual Meeting.

Purpose of the 2012 Cash Incentive Plan

The 2012 Cash Incentive Plan allows the Company to make awards that qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) generally limits the Company’s federal income tax deduction for compensation paid to certain “covered employees” (generally the named executive officers other than the chief financial officer) to $1 million each in any taxable year. However, the deduction limit of Section 162(m) does not apply to compensation that qualifies as “performance-based.” This exception allows amounts awarded under the 2012 Cash Incentive Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any executive to exceed $1,000,000.

The 2012 Cash Incentive Plan is designed to enhance the Company’s ability to attract and retain qualified executives and to provide financial performance incentives to those executives. The 2012 Cash Incentive Plan provides the Company with flexibility to award key employees both short and long-term cash incentives. The Board believes this flexibility in awarding various types of incentive compensation is important in order to align employee performance with key measures of both short and long-term performance of the Company and to provide a competitive compensation program.

Summary of the 2012 Cash Incentive Plan

The 2012 Cash Incentive Plan is administered by the Compensation Committee of the Board. The 2012 Cash Incentive Plan is summarized below. This summary is qualified in its entirety by reference to the 2012 Cash Incentive Plan.

Eligible Employees. Eligibility under the 2012 Cash Incentive Plan is limited to the highest paid officers and key employees of the Company who are approved by the Compensation Committee to participate in the 2012 Cash Incentive Plan.

Performance Goals. The performance goals used by the Compensation Committee to determine whether an award is payable may be based on one or any combination of the following criteria, in either absolute or relative terms, for the Company or any business unit, as determined by the Compensation Committee:

•	Total shareholder return;

•	Return on assets, return on equity or return on capital employed;

•
Measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings before interest, depreciation, amortization, taxes and exploration expense;

•	Cash flow from operations;

•	Gross or net revenues or gross or net margins;

•	Levels of operating expense or other expense items reported on the income statement;

•	Measures of customer satisfaction and customer service;

•	Safety;

•	Annual or multi-year average reserve growth, production growth or production replacement, either absolute or on an appropriate per unit basis (e.g. reserve or production growth per diluted share;

•
Efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease and inside-lease operating expenses, operating and maintenance expense per dekatherm or customer or fuel gas reimbursement percentage;

•	Satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Compensation Committee defining “satisfactory”;

•	Debt ratios or other measures of credit quality or liquidity;

•	Production and production growth; and

•	Strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Compensation Committee.

In addition, when provided for by the Compensation Committee at the time the performance goals are established, the performance goals may be adjusted to exclude certain events that occur during the performance period, including:

•	Asset write-downs;

•	Litigation, claims, judgments or settlements;

•	The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	Accruals for reorganization and restructuring programs;

•	Material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items; and

•	Certain extraordinary, unusual, nonrecurring or non-comparable items.

Maximum Payouts. The maximum payments that can be made under the 2012 Cash Incentive Plan in any fiscal year to any participant are (a) $4,000,000 for all annual cash incentive awards payable in such year and (b) $10,000,000 for all long-term cash incentive awards payable in such year.

Form of Payment. Payment of awards under the 2012 Cash Incentive Plan will be made in cash.

Performance Period. Each performance period under the 2012 Cash Incentive Plan may be as short as one year or as long as three years as determined by the Compensation Committee.

Authority of Compensation Committee. The Compensation Committee has the authority, among other things, to determine the eligible participants and to establish performance goals. All determinations and interpretations by the Compensation Committee are final and binding on all persons.

Designation of Participants, Performance Period, and Performance Goals. Within 90 days of the beginning of each performance period, but in no event after 25% of the relevant performance period has lapsed, the Compensation Committee shall (a) select the participants eligible to receive awards; (b) designate the applicable performance period; (c) establish the target award for each participant; and (d) establish the performance goals and the underlying performance criteria that must be achieved in order for the participant to receive an award for such performance period.

Compensation Committee Certification and Payment of Awards. At the end of each performance period, the Compensation Committee shall determine whether the performance goals established for such performance period have been satisfied. Prior to approval of any awards, the Compensation Committee must certify in writing that the performance goals have been satisfied. The Compensation Committee shall then determine the amount of the award to be paid to each participant for the performance period under the terms of the 2012 Cash Incentive Plan.

Termination of Employment. If a participant’s employment terminates for any reason other than death, disability, retirement, or a change in control, the participant generally will not be entitled to any payment under the 2012 Cash Incentive Plan. If a participant’s employment terminates by reason of death, disability, or retirement, a prorated portion of the award shall be paid at the end of the performance period based on the final performance calculation. If a participant’s employment terminates as a result of a change in control, the award agreement between the participant and the Company will determine the award to which the participant is entitled. If there is no applicable award agreement, and the participant’s employment is terminated for reasons other than cause or disability following the change of control but prior to payment of the award, the participant will be entitled to a payment based on the higher of (a) the level of achievement of the applicable performance goals as of immediately prior to the change of control or (b) if the participant’s employment is terminated after the end of the performance period but before payment, the level of achievement of performance goals for the entire performance period. In the case of a separation from service under clause (b), payment will be made within 30 days of the date of separation from service, unless the participant is also a participant in the QEP Resources, Inc. Executive Severance Compensation Plan, in which case the participant will receive a payment pursuant to that plan and not pursuant to the 2012 Cash Incentive Plan.

Claw-back. Awards under the 2012 Cash Incentive Plan are subject to the claw-back policies adopted by the Board.

Amendment and Termination. The Board may at any time amend, modify, or terminate the 2012 Cash Incentive Plan, but such action shall not affect awards earned and payments of such awards under the 2012 Cash Incentive Plan. No amendment to change the maximum award payable or the types of performance goals shall be effective without shareholder approval. The Board cannot amend, modify, suspend, or terminate the 2012 Cash Incentive Plan in any year in which a change in control has occurred without the written consent of the affected participants. If any amendment to the 2012 Cash Incentive Plan would materially and adversely impact a participant’s rights with respect to any award previously granted to the participant under the 2012 Cash Incentive Plan, then, even if such amendment would otherwise be permitted by the terms of the 2012 Cash Incentive Plan, the application of such amendment to such previously granted award shall be subject to any limitations as may be set forth in the applicable award agreement, if any, covering such award.

Award Information. If the material terms of the 2012 Cash Incentive Plan are not approved by shareholders at the Annual Meeting, the Compensation Committee may decide not to grant new awards under the plan or may grant awards that do not qualify as performance-based compensation exempt from the annual deduction limit provided under Section 162(m). Payout on awards granted prior to the expiration of the five-year reapproval period (i.e., awards existing prior to the Annual Meeting) will occur pursuant to the terms of such awards regardless of the voting results on this proposal. Where it is consistent with our compensation philosophy, the Compensation Committee may attempt to structure compensation programs to comply with the performance-based compensation exception to Code Section 162(m), or that are otherwise tax-advantageous to the Company. Compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) may not, however, satisfy such requirements because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to awards made under the 2012 Cash Incentive Plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participants will recognize ordinary income equal to the amount of the cash received with respect to an award in the year of receipt. That income will be subject to applicable income and employment tax withholding. If and to the extent that payments made under the 2012 Cash Incentive Plan satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements of deductibility under federal income tax law, the Company will receive a corresponding deduction for the amount constituting ordinary income to the participant.

Vote Needed for Passage of this Proposal

Passage of this proposal requires that the vote satisfy the shareholder approval requirements of Delaware law, the Bylaws of the Company, and Section 162(m) of the Code.

To be approved under Delaware law and our Bylaws, this proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote. Section 162(m) requires approval of a majority of votes cast by shareholders on this proposal in favor of the proposal. For purposes of determining whether the proposal has received a majority vote under Delaware law, our Bylaws and under Section 162(m) of the Code, abstentions will be included in the vote totals; therefore, an abstention has the same effect as a negative vote. Broker non-votes will not be included in the vote totals, and, therefore, will have no effect on the vote.

The Board of Directors recommends that you vote “FOR” the approval of the material terms of the QEP Resources, Inc. Cash Incentive Plan.

ITEM NO. 5 – RATIFICATION OF OUR INDEPENDENT AUDITOR

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the year ending December 31, 2017. PwC served as our independent registered public accounting firm for the years ended December 31, 2015 and 2016. We are asking shareholders to ratify the selection of PwC. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC for ratification because we value shareholder views on the Company’s independent registered public accounting firm. In the event that shareholders fail to ratify the selection, our Audit Committee will consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and shareholders.

Representatives of PwC will be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Audit Fees
Aggregate fees for professional services rendered for the Company by PwC, the Company’s current independent public accounting firm, for the years ended December 31, 2015 and 2016, were:

	2015	2016
Audit Fees[1]	$981,800	$1,180,000
Audit-Related Fees[2]	$11,000	—
Tax Fees[3]	$98,067	$66,150
All Other Fees[4]	$5,231	$5,231
Total	$1,096,098	$1,251,381

1.    Audit fees are for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, the reviews of the Company's financial statements included in the Form 10-Q and 2016 comfort letters and reviews of prospectus supplements.
2.     Audit-related fees for 2015 relate to a Form S-3 filing.

3.	Tax fees relate to tax planning and consulting.
4.    All other fees relate to consultation and licenses for accounting research software.

The Audit Committee has concluded that the provisions of the tax services and other fees are compatible with maintaining PwC’s independence.

Preapproval Policy
The Audit Committee has adopted procedures for preapproving all audit and non-audit services provided by its independent accounting firm. These procedures include reviewing fee estimates for audit services and permitted recurring non-audit services and authorizing the Company to execute letter agreements setting forth such fees. Audit Committee approval is required for any services to be performed by the independent accounting firm that are not specified in the letter agreements. We have delegated approval authority to the chairman of the Audit Committee, but any exercises of such authority are reported to the Audit Committee at the next meeting. All fees paid to PwC for the years ended December 31, 2015 and 2016, were preapproved by the Audit Committee in accordance with this policy.

The Board of Directors recommends that you vote FOR the ratification of the selection of PwC as our independent auditor.

ITEM NO. 6 – COMPANY PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS
The Company is resubmitting to shareholders a proposal to eliminate supermajority vote requirements from both our Certificate of Incorporation and Bylaws in favor of a requirement for a majority of the outstanding shares. A similar proposal submitted by the Company to shareholders at the 2016 annual meeting of shareholders received support from shareholders holding over 76% of our outstanding shares but failed to receive the required 80% of outstanding shares. Due to this high level of support and based on feedback from our shareholders, our Board has decided to resubmit this proposal at the Annual Meeting.

After the vote at last year’s annual meeting, the Board and its Governance Committee again gave careful consideration to eliminating supermajority vote requirements. The Governance Committee reviewed the options and ramifications associated with eliminating or maintaining supermajority vote provisions. On balance, the Board believes that the Delaware General Corporation Law, other provisions in the Certificate of Incorporation, existing corporate governance practices, and the adoption of a majority of outstanding shares voting standard (as discussed more fully below) adequately protect its shareholders and render QEP’s current supermajority vote requirements no longer necessary.

Therefore, the Governance Committee and the Board propose that QEP’s shareholders approve amendments to the Certificate of Incorporation and Bylaws to eliminate supermajority voting and replace that voting standard with a standard that requires approval of a majority of the outstanding shares. The Governance Committee and the Board considered a voting standard requiring a majority of votes cast for or against a proposal but were concerned this standard would leave QEP more vulnerable to a single shareholder or small group of shareholders implementing significant corporate governance changes. Under a majority of the votes cast for or against standard, if only 50.1% of the outstanding voting power is voted (which is enough to establish a quorum), the vote of shareholders holding only 25.1% of the Company’s total voting power would be sufficient to implement governance changes, approve significant transactions, or approve a number of other amendments or corporate actions that could negatively impact QEP and its shareholders. The Board continues to believe a majority of the outstanding shares standard is most appropriate for QEP.

Amendments to replace the supermajority voting standard with a majority of the outstanding voting standard require a vote of 80% of the outstanding voting power entitled to vote generally in the election of directors. If this Item No. 6 is approved, the proposed amendments would amend Articles VI, VII and X of the Certificate of Incorporation and Section 9.10 of the Bylaws, as further described below. The proposed amendments have been incorporated into the form of Amended and Restated Certificate of Incorporation, attached as Appendix B to this proxy statement, and into the form of Section 9.10 of the Bylaws, attached as Appendix C to this proxy statement. Deletions are shown as strikethrough text, and additions are shown as underlined text.

Current Supermajority Vote Provisions

Certificate of Incorporation. Article X of the Certificate of Incorporation currently requires the affirmative vote of 80% of the outstanding voting power entitled to vote generally in the election of directors to amend, alter, change or repeal, or adopt provisions in the Certificate of Incorporation inconsistent with the Certificate of Incorporation’s current provisions regarding the following:

•	Director elections;

•	Amending the Bylaws;

•	Approving business combinations with related persons;

•	Shareholder action by written consent;

•	Limitation of liability; and

•	Amending the Certificate of Incorporation.

Bylaws. Both Section 9.10 of the Bylaws and Article VI of the Certificate of Incorporation currently require the affirmative vote of holders of at least 80% of the Company’s outstanding voting power, generally entitled to vote together, voting together as a single class, for any amendment to the Bylaws that amends, repeals or adopts any provisions inconsistent with the following provisions of the Bylaws:

•
Section 2.7(F) - Stockholder Action by Written Consent. Section 2.7(F) provides that stockholders may not take action by written consent. Any action of stockholders must be taken at a duly-called annual or special meeting of stockholders.

•
Article III - Board of Directors. Article III specifies the powers, number, terms, resignation, removal and compensation of directors and the filling of board vacancies. Section 3.2 of Article III provides for a classified board, with only one third of directors standing for election each year.

•
Article VIII - Indemnification and Advancement of Expenses. Article VIII requires the Company to indemnify and person who is made a party to a legal or investigative proceeding by reason of the fact that the person is or was a director or officer against all liability, losses suffered or expenses incurred. In addition, the Company must advance payment of expenses in connection with such proceedings.

•
Section 9.10 - Bylaw Amendments. Section 9.10 requires the vote of 80% of the outstanding voting power, entitled to vote generally in the election of directors, to approve any amendment of any of the three bylaw provisions referenced above or Section 9.10 itself.

Proposed Elimination of Supermajority Vote Provisions from the Certificate of Incorporation and Bylaws

The proposed amendments would reduce the vote required to approve changes to the provisions of the Certificate of Incorporation and Bylaws discussed above from 80% of the outstanding voting power entitled to vote generally in the election of directors to a majority of the outstanding shares. The Board proposes that shareholders approve these amendments to the Certificate of Incorporation and Bylaws to eliminate supermajority voting.

If this Item No. 6 is approved by shareholders, the Board will approve an Amended and Restated Certificate of Incorporation, incorporating the changes highlighted in Appendix B, and Bylaws, incorporating the amendment to Section 9.10 highlighted in Appendix C, at a board meeting following the Annual Meeting. The Company would then give effect to the approved amendments to both the Certificate of Incorporation and the Bylaws by filing the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors recommends that you vote FOR Item No. 6.

OTHER MATTERS

Annual Report and 2016 Form 10-K
Upon request, we will promptly send a copy of the Annual Report, 2016 Form 10-K (excluding exhibits) and proxy statement to any interested party, without charge. Contact our Corporate Secretary at 1050 17th Street, Suite 800, Denver, Colorado 80265, or call 303-672-6900 to make a request.

Shareholder Nominations and Proposals
Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2018 Annual Meeting. In order to submit shareholder proposals for the 2018 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in Denver, Colorado, no later than the close of business on December 1, 2017.

In December 2016, we amended our Bylaws to adopt proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our Bylaws. Notice of director nominations submitted under these proxy access bylaw provisions must be received no earlier than 120 days and no later than 90 days before the date the Company’s proxy materials were released to shareholders in connection with the previous year’s annual meeting. Notice of director nominations submitted under our proxy access bylaw provisions must be received no earlier than December 1, 2017, and no later than December 31, 2017, for the 2018 Annual Meeting.

Proposals submitted for inclusion in our proxy statement must comply with all of the requirements of SEC Rule 14a-8, and director nominations submitted pursuant to the proxy access provisions of our Bylaws must comply with all of the requirements of our Bylaws. As the rules of the SEC and our Bylaws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Other Proposals or Director Nominations for Presentation at the 2018 Annual Meeting. Our Bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2018 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s principal office in Denver, Colorado, not less than 90 or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the proxy access bylaw provisions or SEC Rule 14a-8) must be received no earlier than January 16, 2018, and no later than February 15, 2018.

All such director nominations and shareholder proposals must comply with the Bylaws, a copy of which may be obtained at no cost from our Corporate Secretary. The Chairman may refuse to acknowledge or introduce any such matter at the 2018 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with our Bylaws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

All proposals and director nominations should be addressed to: Corporate Secretary, QEP Resources, Inc., 1050 17th Street, Suite 800, Denver, CO 80265.

Forward-Looking Statements
This proxy statement includes forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding our Board’s leadership structure and skill sets; our director retirement policy and the waiver of the requirements of such policy; additional matters to be considered at the Annual Meeting; Section 16(a) compliance; growth and creation of shareholder value; compensation program philosophy, objectives, structure and benefits; impact of noncompliance with Section 409A of the Code; risk assessment of compensation practices; benefits of a classified board; implementing best practices in corporate governance; monitoring the status of the SEC's clawback rules; succession planning; advantages and disadvantages of different voting standards; effecting amendments to our certificate of incorporation and bylaws; payouts on compensation awards; vesting of equity grants; estimated Pension Plan and SERP amounts and related assumptions and the granting of extra years of service; matching contributions under benefit plans;an annual advisory vote on say-on-pay; estimated compensation payments upon termination of executives; Compensation Committee review of say-on-pay voting results; Audit Committee review of related-party transactions and shareholder votes on ratification of selection of our independent public accounting firm (including potential consideration of a new accounting firm); disclosure of waivers under our Code of Conduct; compliance with Section 162(m) of the Code; authority of proxies to vote; and availability of SEC reports.

These forward-looking statements are not guarantees of future performance. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including: changes in (or continued low) natural gas, NGL and oil prices; liquidity constraints; changes in interest rates; changes in governmental rules and regulations and interpretations thereunder; failure of disclosure controls and procedures; competitive conditions; inflation; value of the U.S. Dollar; actions of shareholders; and other risks identified in the Risk Factors section of our 2016 Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified by this cautionary statement.

Delivery of Proxy Statement
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. A number of brokers with account holders who are QEP shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request as follows: by mail to Corporate Secretary, QEP Resources, Inc., 1050 17th Street, Suite 800, Denver, Colorado 80265, or by phone by calling 303-672-6900. We will promptly deliver a separate copy of the proxy statement to you upon request.

By Order of the Board of Directors

Christopher K. Woosley
Corporate Secretary

APPENDIX A

QEP RESOURCES, INC. CASH INCENTIVE PLAN, AS AMENDED ON OCTOBER 26, 2015

Section 1. Purpose.

The QEP Resources, Inc. Cash Incentive Plan, as it may be amended from time to time (the “Plan”), is designed to provide incentives to the highest paid officers and key employees of QEP Resources, Inc. (the “Company”) and its Affiliates (as defined below) to focus their best efforts to pursue and attain major organizational goals. The intent of the Plan is to place a significant portion of the eligible employee’s annual and, for certain executives, longer-term compensation at risk by tying it to specific measurable goals that drive long-term shareholder value. Effective January 1, 2012 (the “Effective Date”), the Plan is adopted. The Plan is intended to replace prospectively the QEP Resources, Inc. Annual Management Incentive Plan, Annual Management Incentive Plan II and Long-Term Cash Incentive Plan. Awards made under the QEP Resources, Inc. Long-Term Cash Incentive Plan in years prior to 2012 shall continue to be effective.

Section 2. Definitions.

“Affiliate” means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Code section 409A, or any entity otherwise designated as an Affiliate by the Company.

“Board” means the Board of Directors of the Company or a successor to the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board which is comprised wholly of independent, outside directors and which must include at least two such directors, or such other person or entity to which any responsibilities may be delegated by such Committee.

“Covered Employee” means a Selected Employee who is a “covered employee” as defined in Code section 162(m)(3) and the regulations promulgated pursuant to it or who the Committee believes will be such a Covered Employee for any given Performance Period.

“Designated Beneficiary” means the beneficiary designated by the Selected Employee, in a manner determined by the Committee, to receive amounts due the Selected Employee. In the absence of an effective designation by the Selected Employee, Designated Beneficiary shall mean the Selected Employee’s beneficiary(ies) designated by the Selected Employee (or deemed by law to be designated) under the QEP Resources, Inc. Employee Investment Plan, as amended from time to time, or if no such designation exists, the Selected Employee’s estate.

“Disability” means a condition that renders a Selected Employee unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. The foregoing definition of Disability shall be interpreted in a manner consistent with Code section 409A and relevant guidance issued thereunder.

“Employer” means the Company and any of its Affiliates that agree to bear the costs of having its Selected Employees participate in the Plan. The term shall also mean any successor to the Company.

“Fiscal Year” means the calendar year.

“Performance Goals” means the specific, measurable goals set by the Committee in writing for any given Selected Employee and applicable Performance Period. Performance Goals may include multiple goals and may be based on one or more operational or financial criteria. Such goals shall be set by the Committee by such date as is required under Code section 162(m). In setting the Performance Goals for a Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit within it: (a) total shareholder return; (b) return on assets, return on equity or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings before interest, depreciation, amortization, taxes and exploration expense; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average reserve growth, production growth or production replacement, either absolute or on an appropriate per unit basis (e.g. reserve or production growth per diluted share; (j) efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, inside-lease operating expenses, operating and maintenance expense per decatherm or customer or fuel gas reimbursement percentage; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee defining “satisfactory”; (l) debt ratios or other measures of credit quality or liquidity; (m) production and production growth; and (n) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Selected Employee’s or Covered Employee’s entitlement to a payout under this Plan. A Performance Period can be as short as one year and as long as three years.

“Retirement” means a voluntary Separation from Service on or after attainment of age 55 with 10 years of Service.

“Selected Employee” means any of the highest paid officers and key employees of an Employer who are selected to participate in the Plan for a Performance Period in accordance with Section 4 below.

“Separation from Service” means a Selected Employee’s termination or deemed termination from employment with the Employer.  For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Selected Employee is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Selected Employee retains a right to reemployment with his Employer under an applicable statute or by contract.  For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Selected Employee will return to perform services for the Employer.  If the period of leave exceeds six months and the Selected Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six-month period.  For purposes of this Plan, a Separation from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (i) the Selected Employee and Employer reasonably anticipate the Selected Employee will perform no further services for the Company or an Affiliate (whether as an employee or an independent contractor), or (ii) that the level of bona fide services the Selected Employee will perform for the Company or any Affiliate (whether as an employee or independent contractor) will permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period or, if the Selected Employee has been providing services to the Company or an Affiliate for less than 36 months, the full period over which the Selected Employee has rendered services, whether as an employee or independent contractor.  The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation section 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Selected Employee after a certain date.

“Service” means a Selected Employee’s service as an employee of an Employer.

Section 3. Administration.

The Plan shall be administered by the Committee or its designee; provided, however that the Committee shall not delegate to others any duty or activity required to be performed by the Committee to satisfy requirements of Code section 162(m) or any other statute or regulation. The Committee shall have sole and complete authority to adopt, alter, and repeal administrative rules, guidelines and practices for the operation of the Plan and to interpret the terms and provisions of the Plan. The Committee also shall have sole and complete authority to determine the extent to which Performance Goals have been achieved. The Committee’s decisions shall be final and binding upon all parties, including the Employers, stockholders, Selected Employees and Designated Beneficiaries.

Section 4. Eligibility.

Within 90 days of the beginning of a Performance Period, but in no event after 25 percent of the Performance Period has lapsed, the Committee shall designate in writing those highest paid officers and key employees of an Employer who shall be Selected Employees under the Plan for such Performance Period. Only such Selected Employees are eligible to receive awards under this Plan. Notwithstanding the foregoing, the Committee may designate additional officers and key employees of an Employer as Selected Employees and/or change the method of determining the Selected Employee’s payout at any time after the commencement of a Performance Period; provided, that, if doing so would disqualify a payment as “qualified performance-based compensation” under Code section 162(m) with respect to a Covered Employee, such action will be taken only if the Committee determines that it would be appropriate to do so.

Section 5. Determination of Performance Goals.

Within 90 days after the beginning of a Performance Period, but in no event after 25 percent of the Performance Period has lapsed, the Committee or its designee shall establish in writing for each Selected Employee (i) the Performance Goals and the underlying performance criteria applicable to the Performance Period, and (ii) a bonus payable upon the achievement of the Performance Goals. Performance Goals for Covered Employees must be objective and must satisfy the third-party objectivity standards under Code section 162(m) and regulations adopted pursuant to it. In addition, when provided for by the Committee at the time the Performance Goals are established, the Performance Goals may be adjusted to exclude the effect of any of one or more of the following events that occur during the Performance Period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items; and (vi) any extraordinary, unusual, non-recurring or non-comparable items: (A) as described in Accounting Principles Board Opinion No. 30, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

As soon as reasonably practicable after the close of a Performance Period, the Committee shall determine cash payments to be made under the terms of this Plan. Any payments made under this Plan shall be contingent upon achieving the Performance Goals set in advance for the Performance Period in question. The Committee shall certify in writing prior to approval of any awards that such Performance Goals have been satisfied. Approved minutes of the Committee may be used for this purpose.

The maximum payment that may be made in any Fiscal Year to any Selected Employee under this Plan with respect to a one-year Performance Period is $4,000,000. The maximum payment that may be made in any Fiscal Year to any Selected Employee under the Plan with respect to a two or three-year Performance Period is $10,000,000.

The cash payments under this Plan, in aggregate, do not have to equal 100 percent of the maximum payout, but cannot exceed such amount. The Committee, in its sole discretion, may reduce the cash award otherwise payable to any Selected Employee if it believes that such reduction is in the best interest of the Company and its shareholders, but any reduction cannot result in an increase to one or more Covered

Employees. The Committee has no discretion to increase the cash award otherwise payable to any Covered Employee.

All payments shall be made in cash and in a single lump sum no later than the 15th day of the 3rd month following the end of the calendar year that includes the last day of the relevant Performance Period. To be eligible to receive an award, the Selected Employee must be actively employed by an Employer as of the date of payment except as provided below in Section 6.

Section 6. Termination of Employment.

In the event a Selected Employee incurs a Separation from Service prior to the payment of an award for any Performance Period for any reason other than as set forth in the provisions below, he shall not be entitled to any payment for such Performance Period under the Plan, unless otherwise determined in writing by the Committee or set forth in the applicable award agreement.

If a Selected Employee incurs a Separation from Service prior to payment of an award for any Performance Period as a result of death, Disability, or Retirement, his award for the Performance Period (if any), as calculated pursuant to Section 5, shall be prorated based on the length of his service during the Performance Period when compared to the entire period. All prorated awards shall be paid to the Selected Employee (or his Designated Beneficiary in the event of his death) at the time specified in Section 5.

The treatment of a Selected Employee’s award upon a Separation from Service in connection with a Change in Control of the Company will be as provided in the applicable award agreement between the Selected Employee and the Company. In the event there is no applicable award agreement covering an award (such as, for example, with respect to an annual incentive award opportunity where no award agreement is issued), then with respect to such award, if, upon or following a Change in Control of the Company but prior to the payment of such award (or the Committee’s determination that no payment was earned in respect of such award), a Selected Employee incurs a Separation from Service that is initiated by the Selected Employee’s Employer for any reason other than Cause or Disability (it being understood that upon termination for Disability, the provisions of the paragraph above shall apply), the Selected Employee shall be entitled to receive a payment for such award based on the higher of (A) the level of achievement of the applicable Performance Goals as of immediately prior to the Change in Control, or (B) if the date of the Selected Employee’s Separation from Service occurs after the end of an applicable Performance Period but before the Selected Employee has received payment in respect of such Performance Period, the level of achievement of the applicable Performance Goals for the entire Performance Period. Such payment shall be made to him within 30 days after his Separation from Service. Notwithstanding the foregoing, with respect to any Selected Employee who is a participant in the QEP Resources, Inc. Executive Severance Compensation Plan-CIC, the preceding two sentences shall not apply to any annual incentive award opportunity.

Except as may be set forth in an award agreement, “Cause” means the Selected Employee’s:  (i) willful and continued failure to perform substantially the Selected Employee’s duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness); or (ii) willful engagement in conduct that is materially injurious to an Employer. For purposes of this definition, no act or failure to act on the part of the Selected Employee shall be considered “willful” unless it is done, or omitted to be done, by the Selected Employee without reasonable belief that the Selected Employee’s action or omission was in the best interests of the Selected Employee’s Employer.

Unless otherwise set forth in an applicable award agreement, a “Change in Control of the Company” shall be deemed to have occurred if (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the

Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In addition, if a Change in Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Code section 409A, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation section 1.409A-3(i)(5) before any such payment can be made.

Section 7. Other Provisions.

(a) Taxes and Withholding. All cash payments made under the Plan are subject to withholding for Federal, state, and other applicable taxes. The Company shall deduct any taxes required by law to be withheld from all amounts paid to a Selected Employee under this Plan.

(b) Source of Funds. All cash payments made under the Plan will be paid from an Employer’s general assets and nothing contained in the Plan will require an Employer to set aside or hold in trust any funds for the benefit of any Selected Employee or his Designated Beneficiary.

(c) No Assignment. No right or interest of any Selected Employee under this Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Selected Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Selected Employee. Any assignment, pledge, encumbrance, charge, transfer, or other act in violation of this provision shall be void.

(d) Amendment and Termination of Plan. The Board may at any time amend, modify, suspend, or terminate the Plan, but such action shall not affect the awards earned and the payment of such awards during any given Performance Period. No amendment to change the maximum award payable to a Selected Employee or the definition of Performance Goals shall be effective without shareholder approval. The Board cannot amend, modify, suspend, or terminate the Plan in any year in which a Change in Control has occurred without the written consent of the affected Selected Employees. If any amendment to this Plan would materially and adversely impact a Selected Employee’s rights with respect to any award previously granted to the Selected Employee under the Plan, then, even if such amendment would otherwise be permitted by the terms of this Plan, the application of such amendment to such previously granted award shall be subject to any limitations as may be set forth in the applicable award agreement, if any, covering such award.

(e) Successor. The Company shall require any successor or assignee, whether direct, indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company to assume the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession assignment had taken place.

(f) Choice of Law. This Plan will be governed by and construed in accordance with applicable Federal law and, to the extent not preempted by Federal law, in accordance with the laws of the state of Colorado.

(g) 409A Compliance. The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Code section 409A. Notwithstanding any provision of this Plan to the contrary, including, without limitation, Section 7(e) hereof, in the event that the Company reasonably determines that any payments or benefits hereunder are either not exempt from or compliant with the requirements of Code section 409A, the Company shall have the right to adopt such amendments to this Plan or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Code section 409A or to comply with the requirements of Code section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 7(h) does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Covered Employee for any failure to do so.
Notwithstanding anything to the contrary in this Plan, no compensation or benefits shall be paid to a Selected Employee during the 6-month period following his or her Separation from Service from the Company to the extent that the Company determines that the Selected Employee is a “specified employee” at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Plan would be a prohibited distribution under Code section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Code section 409A without being subject to such additional taxes, including as a result of the Selected Employee’s death), the Company shall pay to the Selected Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Selected Employee during such 6-month period.
(h) Claw-back Provisions. Awards under this Plan will be subject to any Company claw-back policy adopted by the Board (solely to the extent such claw-back policy by its terms applies to such Awards), including any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QEP RESOURCES, INC.

Article I
Name
The name of the Company is QEP Resources, Inc.

Article II
Registered Office

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III
Business

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV
Authorized Capital Stock

The aggregate number of shares of capital stock that the Company shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”). Subject to the rights of any holders of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

The designations, powers, preferences, rights and qualifications, limitations or restrictions of the Common Stock and Preferred Stock are as follows:

Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held of record by such stockholder. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Subject to the rights of the holders of any series of Preferred Stock, such dividends, if any, as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, all assets legally available for distribution to stockholders shall be divided and distributed among the holders of the Common Stock ratably according to the number of shares of Common Stock held.

Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of such series by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

•
the number of shares constituting such series and any increase or decrease (but not below the number of shares of such series then outstanding) in the number of shares of any series subsequent to the original issue of shares of that series;

•	the voting powers, if any, of stock of such series;

•
the rate and time at which, and the terms and conditions upon which, dividends, if any, on such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

•	whether such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, such series may be redeemed;

•	the rights, if any, of the holders of stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series;

•
the right, if any, of the holders of such series to convert shares of the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange; and

•
any other designations, powers, preferences, limitations and relative rights thereof, so far as they are not inconsistent with the provisions of this Certificate and to the full extent now or hereafter permitted by the laws of Delaware.

Article V
Election of Directors

Subject to this Article, the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies but shall not be fewer than seven directors and not more than 11 directors. Election of directors need not be by written ballot.

The directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the terms of any Certificate of Designations relating to such series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that the initial directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following May 18, 2010, the initial directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following May 18, 2010 and the initial directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following May 18, 2010. The Board of Directors may assign members of the Board of Directors already in office to such classes. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director except as otherwise provided in this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) relating to additional directors elected by the holders of one or more series of Preferred Stock. A director shall hold office until the next annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the number of authorized directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and a director so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of office of the class to which such director has been elected expires and when such director’s successor has been duly elected and qualified.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, but only for cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of percent of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors.
During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of any Certificate of Designations relating to such series of Preferred Stock, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly.
Article VI
Amendment of Bylaws

The Bylaws may be adopted, amended or repealed (a) by the Board of Directors or (b) by the affirmative vote of a majority of the outstanding voting power entitled to vote generally in the election of directors; provided, however, that in the case of clause (b), notice of the proposed amendment is contained in the notice of the meeting. In addition to any vote required by any other provision of the Bylaws, this Certificate of Incorporation or any applicable law, if such amendment is to be adopted by the stockholders, the affirmative vote of holders of ~~80 percent of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class,~~ a majority of the shares outstanding shall be required for any amendment to the Bylaws that amends or repeals, or adopts any provisions inconsistent with Section 2.7(F), Article III, Article VIII or Section 9.10 thereof.

Article VII
Business Combinations

The affirmative vote of the holders of not less than ~~80 percent of the outstanding voting power entitled to vote generally in the election of directors~~ a majority of the shares outstanding shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a “Related Person” (as hereinafter defined); provided, however, that the ~~80 percent voting requirement~~ majority of the shares outstanding voting requirement shall not be applicable if:

The “Continuing Directors” (as hereinafter defined) of the Company by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person having become a Related Person; or the following conditions are satisfied:

•
The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities or “Other Consideration” (as hereinafter defined) to be received per share by all holders of capital stock of the Company in the Business Combination, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (each as hereinafter defined) paid by the Related Person in acquiring any of its holdings of the Company’s capital stock; and

•
A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such requirements shall have been mailed to all stockholders of the Company for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

Subject to the provisions of paragraph (G) of this Article, such ~~80 percent~~ majority of the shares outstanding vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. For purposes of this Article: The term “Business Combination” shall mean (i) any merger, consolidation or share exchange of the Company or a subsidiary of the Company with or into a Related Person, in each case without regard to which entity is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the Company (including without limitation any voting securities of a subsidiary of the Company) or a subsidiary of the Company to or with a Related Person (whether in one transaction or series of transactions); (iii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company; (iv) the issuance, transfer or delivery of any securities of the Company or a subsidiary of the Company by the Company or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Company); (v) any recapitalization or reclassification of securities (including any reverse stock split) that would have the effect of increasing the voting power of a Related Person; (vi) the issuance or transfer by a Related Person of any securities of such Related Person to the Company or a subsidiary of the Company (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Related Person); (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; or

(viii) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

The term “Continuing Director” shall mean a director who is unaffiliated with any Related Person and either (i) was a member of the Board of Directors of the Company immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (ii) was designated (before his or her initial election or appointment as Director) as a Continuing Director by a majority of the then Continuing Directors.

The term “Fair Market Value” shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (ii) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

The terms “Highest Per Share Price” and “Highest Equivalent Price” shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers’ fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person. In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the Company.

The term “Other Consideration” shall include, without limitation, Common Stock or other capital stock of the Company retained by stockholders of the Company other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving corporation.

The term “Related Person” shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the Exchange Act as in effect at the date of the adoption of this Article by the stockholders of the Company), are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Company that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Company and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

The determinations of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of a Related Person or a Business Combination shall be conclusive and binding.

Nothing contained in this Article shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

The fact that any Business Combination complies with the provisions of paragraph (A)(2) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of

Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Company, the affirmative vote of not less than ~~80 percent of the outstanding voting power entitled to vote generally in the election of directors~~ a majority of the shares outstanding shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article.

Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Company to the contrary, in the event that a Business Combination under this Article requires a stockholder vote under Section 203 of the DGCL, this Article shall be deemed not to require a greater vote of stockholders than that specified by Section 203 of the DGCL.

Article VIII
Stockholder Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded; provided, however, at any time when Questar Corporation is the record owner, in the aggregate, of less than all of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designations relating to such series of Preferred Stock.

Article IX
Limitation of Liability

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for any action that would result in statutory liability of the director under Section 174 of the DGCL.
If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of this paragraph by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company for acts or omissions occurring prior to the effective date of such repeal or modification.

Article X
Amendment of Certificate of Incorporation

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, and in addition to any other provision of this Certificate of Incorporation, the Bylaws or any applicable law, the affirmative vote of ~~eighty percent of the outstanding voting power entitled to vote generally in the election of directors~~ a majority of the shares outstanding shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX and X.

APPENDIX C

BYLAWS
OF
QEP RESOURCES, INC.
A Delaware Corporation

As Amended and Restated on ~~December 15, 2016~~ May 16, 2017

Section 9.10    Amendments. These Bylaws may be adopted, amended or repealed (A) by the Board of Directors or (B) by the affirmative vote of a majority of the outstanding voting power entitled to vote generally in the election of directors; provided, however, that in the case of clause (B), notice of the proposed amendment is contained in the notice of the meeting. In addition to any vote required by any other provision of these Bylaws, the Certificate of Incorporation or any applicable law, if such amendment is to be adopted by the stockholders, the affirmative vote of holders of ~~eighty percent (80%) of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class~~ a majority of the shares outstanding shall be required for any amendment that amends or repeals, or adopts any provisions inconsistent with Section 2.7(F), Article III, Article VIII or this Section 9.10.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19821-P88719 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

QEP RESOURCES, INC.

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Directors			
Nominees:			
1a. Robert F. Heinemann	☐	☐	☐
1b. Michael J. Minarovic	☐	☐	☐
1c. David A. Trice	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. To approve, by non-binding advisory vote, the Company's executive compensation program.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. To recommend, by non-binding advisory vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

	For	Against	Abstain
4. To reapprove the material terms of the Cash Incentive Plan.	☐	☐	☐
5. To ratify the appointment of PricewaterhouseCoopers LLP for fiscal year 2017.	☐	☐	☐
6. To approve a Company proposal to amend the Certificate of Incorporation and Bylaws to eliminate supermajority vote requirements.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, LLC or partnership, please sign in full corporate, company or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E19822-P88719

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF QEP RESOURCES, INC.

The undersigned hereby appoints Charles B. Stanley and David A. Trice, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of QEP Resources, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 16, 2017, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL NOMINEES, FOR "ONE YEAR" ON PROPOSAL 3, AND FOR ALL OTHER PROPOSALS, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS THE SHARES REPRESENTED BY THIS PROXY ARE HELD IN THE QEP RESOURCES, INC. EMPLOYEE INVESTMENT PLAN (401(K) PLAN). THE TRUSTEE FOR THE 401(K) PLAN WILL NOT VOTE SHARES FOR WHICH NO DIRECTION IS GIVEN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Continued and to be signed on reverse side

V.1.1